                                                                   EXHIBIT 10.10
EXECUTION COPY



                             DISTRIBUTION AGREEMENT



                                    Between


                                 COBE BCT, INC.


                                      and


                           AASTROM BIOSCIENCES, INC.



                          Dated as of October 22, 1993

                               TABLE OF CONTENTS
                               -----------------


Section                                                                  Page
-----------------------------------------------------------------------------

                                ARTICLE I
                               DEFINITIONS

1.01   Definitions.......................................................... 1


                                ARTICLE II
                        APPOINTMENT AS DISTRIBUTOR

2.01   Appointment and Acceptance; Products;
       Exclusivity; Affiliate Sales......................................... 9
2.02   Relationship; Subdistributors........................................11
2.03   Purpose; Development Programs........................................12
2.04   Review of Program and ACL............................................15
2.05   Annual Customer Review; Change of Use................................16


                                  ARTICLE III
                            SUPPLIER'S UNDERTAKINGS

3.01   Product Development Program; Diligence...............................18
3.02   Product Specifications...............................................18
3.03   Training by the Supplier.............................................18
3.04   Sole Distributor.....................................................19
3.05   Enforcement of Intellectual Property Rights..........................19
3.06   Manufacturing and Labeling; Product Name; Parts......................20
3.07   Regulatory Approvals.................................................20
3.08   Intellectual Property Indemnification................................20
3.09   Insurance; Indemnification for Product Liability.....................21
3.10   Forecasting Unit Demand..............................................22


                                   ARTICLE IV
                           DISTRIBUTOR'S UNDERTAKINGS

4.01   Market Development Program; Diligence................................22
4.02   Training by the Distributor..........................................22
4.03   Advertising..........................................................23
4.04   Warranties; Service..................................................23
4.05   Notice of Infringement...............................................23

Section                                                                   Page
------------------------------------------------------------------------------
4.06   License..............................................................23
4.07   Regulatory Approvals.................................................23
4.08   Competitive Products.................................................24
4.09   Insurance............................................................24
4.10   Solutions and Growth Medium..........................................25
4.11   Information Concerning Pricing.......................................25
4.12   Indemnification for Product Liability................................25


                                   ARTICLE V
                     DISTRIBUTOR PURCHASES OF THE PRODUCTS

5.01   Orders...............................................................27
5.02   Purchase Price; Periodic Adjustments.................................27
5.03   Monthly Report; Monthly Payment; Distributor Fee.....................29
5.04   Deliveries...........................................................29


                                ARTICLE VI
                        TRADEMARKS AND TRADE NAMES

6.01   License..............................................................29
6.02   Licenses to Third Parties............................................30
6.03   Effect of Use........................................................30
6.04   Cessation of Use.....................................................30


                               ARTICLE VII
                            TERM; TERMINATION

7.01   Term.................................................................30
7.02   Notice of Breach.....................................................30
7.03   Cure Period..........................................................31
7.04   Objection; Negotiation...............................................31
7.05   Remedy; Partial Termination; Termination Upon Bankruptcy.............31
7.06   Other Remedies.......................................................32
7.07   Effect of Termination by Distributor.................................33
7.08   Attorney's Fees and Costs............................................33
7.09   Interest.............................................................33
7.10   Transition Upon Termination..........................................34

Section                                                                   Page
------------------------------------------------------------------------------

                                  ARTICLE VIII
                                CONFIDENTIALITY

8.01    Confidentiality....................................................34
8.02    Survival of Covenants to Keep Secret...............................35
8.03    No License.........................................................35


                                   ARTICLE IX
                                 FORCE MAJEURE

9.01    Force Majeure......................................................35


                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

10.01   Amendment; Alteration..............................................35
10.02   Notice.............................................................35
10.03   Arbitration........................................................36
10.04   Governing Law......................................................36
10.05   Waiver.............................................................36
10.06   Entire Agreement; Assignment.......................................37
10.07   Parties in Interest................................................37
10.08   Severability.......................................................37
10.09   Headings...........................................................37
10.10   Counterparts.......................................................37
10.11   Approvals..........................................................38

                                   SCHEDULES

Schedule A --  Product Development Program
Schedule B --  Market Development Program
Schedule C --  Annual Commitment List

                                                                  EXECUTION COPY

                             DISTRIBUTION AGREEMENT
                             ----------------------


          DISTRIBUTION AGREEMENT dated as of October 22, 1993 between AASTROM BIOSCIENCES, INC., a Michigan corporation (the "Supplier"), and COBE BCT, INC.,
                                                --------
a Colorado corporation (the "Distributor").
                             -----------

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Supplier wishes to create, develop and manufacture and supply Products (as defined below) and to have the Products marketed worldwide;

          WHEREAS, the Distributor wishes to sell, market and distribute the Products worldwide; and

          WHEREAS, the Supplier wishes that the Distributor distribute the Products worldwide;

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the Supplier and the Distributor agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.01.  Definitions.  As used in this Agreement, the following
                         -----------
terms shall have the following meanings:

          "ACL" has the meaning specified in Section 2.04(b).
           ---

          "Actual International Direct Sales" means for any Direct Sales Country
           ---------------------------------
the unit Sales of any of the Products other than Spare Parts by the Distributor to Stem Cell Therapy Customers in such Direct Sales Country in which the purchase price is due and payable in cash from the purchaser of such Products substantially contemporaneously with (i.e., within 60 days of) such Sales in
                                      ----
such Country expressed in the official currency unit of such Country.

          "Actual International Direct Sales Amount" for any Product in any
           ----------------------------------------
Direct Sales Country for any calendar month means the Actual International Direct Sales of such Product during such month in such Country multiplied by the greater of (a) the Average International Direct Selling Price for such Product for such Country and (b) the Minimum International Direct Selling Price for such Product for such Country expressed in the official currency unit of such Country.

          "Actual Subdistributor Sales" means the unit Sales of the Products
           ---------------------------
other than Spare Parts by the Distributor to Subdistributors outside the United States (other than Direct Sales Countries) in which the purchase price is due and payable in cash from the purchaser of such Products substantially contemporaneously with (i.e., within 60 days of) such Sales.
                        ----

          "Actual Subdistributor Sales Amount" for any Product for any calendar
           ----------------------------------
month means the Actual Subdistributor Sales of such Product during such month multiplied by the greater of (a) the Average Subdistributor Selling Price for such Product and (b) the Minimum Subdistributor Selling Price for such Product.

          "Average Subdistributor Selling Price" means, for any Product for any
           ------------------------------------
calendar month, the aggregate selling price, net of any applicable discounts, less any payments made to Subdistributors, of Actual Subdistributor Sales divided by the quantity of such Product sold during such calendar month.

          "Affiliate" means (a) with respect to the Distributor, any Person
           ---------
other than the Distributor (i) that is controlled, either directly or indirectly, by Investment AB Cardo, (ii) for which a Person controlled, either directly or indirectly, by Investment AB Cardo is the principal manager, or
(iii) in which Investment AB Cardo has an equity ownership interest of ten percent or more; and (b) with respect to the Supplier, any Person other than the Supplier (i) that is controlled, either directly or indirectly, by the Supplier,
(ii) for which the Supplier is the principal manager or (iii) in which the Supplier has an equity ownership interest of ten percent or more.

          "Affiliate Sales" has the meaning specified in Section 2.01(d).
           ---------------

          "Agreement" or "this Agreement" means this Distribution Agreement
           ---------      --------------
dated as of October 22, 1993 between the Supplier and the Distributor (including the schedules hereto) and all amendments, modifications and supplements made in accordance with Section 10.01 hereof.

          "Average International Direct Selling Price" means, for any Product in
           ------------------------------------------
any Direct Sales Country for any calendar month, the aggregate selling price, net of all applicable discounts, less any payments made to Subdistributors (all expressed in the offficial currency of such Country), of all Actual International Direct Sales of such Product in such Country during such calendar month, divided by the quantity of such Product sold during such calendar month in such Country expressed in the official currency unit of such Country.

          "Base Term" has the meaning specified in Section 7.01.
           ---------

          "BIU" has the meaning specified in Section 2.01(a)(i).
           ---

          "Change of Use" has the meaning specified in Section 2.04(a).
           -------------

          "Co-Marketing Arrangement" has the meaning specified in Section
           ------------------------
7.05(b).

          "Competitive Product" means any product (other than the Distributor's
           -------------------
Products) that competes with the Products for use by the same Customer such that the Customer might use such product instead of any of the Products.

          "Complete System Sale" means the Sale by the Distributor to one or
           --------------------
more Stem Cell Therapy Customers of all of the Products specified in (i), (iii),
(vii), (x) and (xi) of Section 2.01(a) at such time as all of the Products specified in (ii), (v), (vi), (viii) and (ix) of Section 2.01(a) are generally available for purchase by Customers and have been delivered to the Distributor or in the Distributor's reasonable judgment, are available for delivery, to the Distributor.

          "Confidential Information" means all confidential or secret data,
           ------------------------
reports, interpretations, forecasts, records, marketing, sales and other commercial data or reports, trade secret information, know-how methods, procedures, designs, technology, inventions, ideas, specifications, plans, patent applications and related correspondence, or other information that the parties hereto provide to each other in connection with this Agreement, together with analyses, compilations, studies or other documents, whether prepared by their respective agents or attorneys, which contain or otherwise reflect such information; provided, however, that the following shall not constitute
             --------  -------
Confidential Information for purposes of this Agreement:

          (a) information which was in one of such parties' possession prior to its receipt from the other of such parties;

          (b) information which is obtained by one of such parties from a third person who, insofar as is known to such party, is not prohibited from transmitting the information to such party by a contractual, legal or fiduciary obligation to the other of such parties; and

          (c) information which is or becomes publicly available through no fault of either of such parties.

          "Control" (including the terms "controlled by" and "under common
           -------                        -------------       ------------
control with"), with respect to the relationship between or among two or more
------------
Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "Customer" means any party to whom Products are sold or reasonably are
           --------
expected to be sold.  Different units within a single Person (e.g., a blood
                                                              ----
bank, an apheresis center, a transplant center) will be considered separate Customers for purposes of this Agreement if each such unit has the primary decision-making authority for the purchase of the Products, notwithstanding the fact that payment for the Products may be issued by the same Person.

          "Customer License" has the meaning specified in Section 2.01(a).
           ----------------

          "Customer Service Information" has the meaning specified in Section
           ----------------------------
2.04(b).

          "Deductible" has the meaning specified in Section 3.09(b).
           ----------

          "Deemed International Direct Sales" means, for any Product (other than
           ---------------------------------
Spare Parts) in any Direct Sales Country for any calendar month, the aggregate unit sales of such Product by the Distributor to Stem Cell Therapy Customers, other than Actual International Direct Sales.

          "Deemed International Direct Sales Amount" for any Direct Sales
           ----------------------------------------
Country calendar month means the Deemed International Direct Sales of each Product in any Direct Sales Country during such calendar month multiplied by the greater of (a) the Average International Direct Selling Price for such Product in such Direct Sales Country and (b) the Minimum International Direct Selling Price for such Product for any Direct Sales Country expressed in the official currency unit of such Country.

          "Deemed Subdistributor Sales" means, for any Product (other than Spare
           ---------------------------
Parts) for any calendar month, the aggregate unit Sales of such Product by the Distributor, other than Actual Subdistributor Sales.

          "Deemed Subdistributor Sales Amount" for any calendar month means the
           ----------------------------------
Deemed Subdistributor Sales of each Product during such calendar month multiplied by the greater of (a) the Average Subdistributor Selling Price for such Product and (b) the Minimum Subdistributor Selling Price for such Product.

          "Direct Sales Countries" has the meaning specified in Section 2.02(c).
           ----------------------

          "Disposables" has the meaning specified in Section 2.01(a).
           -----------

          "Distributor" has the meaning set forth in the preamble to this
           -----------
Agreement.

          "Distributor Customer Service Information" has the meaning specified
           ----------------------------------------
in Section 2.04(b).

          "Distributor Indemnified Person" has the meaning specified in Section
           ------------------------------
4.12.

          "Distributor's Notice of Breach" has the meaning specified in Section
           ------------------------------
7.02.

          "Distributor's Products" means (i) the Spectra Apheresis System, (ii)
           ----------------------
the 2991 Blood Cell Processor, (iii) stem cell freezing solutions and protocols,
(iv) immunological tumor purging systems that do not provide for positive selection of stem cells, (v) all improvements or enhancements to any of the foregoing and (vi) any successor product to any of the foregoing that is not a Competitive Product.

          "Equipment" has the meaning specified in Section 2.01(a).
           ---------

          "Excess Payments" has the meaning specified in Section 4.09.
           ---------------

          "Exchange Rate" means, with respect to any Direct Sales Country for
           -------------
any calendar month the average monthly market rate at which the official currency unit of such Country is exchangeable into one U.S. dollar.

          "FDA" means the United States Food & Drug Administration.
           ---

          "Fiscal Year" means any fiscal year ended June 30.
           -----------

          "Growth Medium" has the meaning specified in Section 2.01(a).
           -------------

          "Infringement" has the meaning specified in Section 3.05.
           ------------

          "Intellectual Property Rights" means any rights to any patents, patent
           ----------------------------
rights, copyrights, trademarks, service
marks, trade names, trademark rights, trade name rights or trade secrets.

          "International Direct Monthly Purchase Price" has the meaning
           -------------------------------------------
specified in Section 5.02(c).

          "International Direct Products" means the Products other than Spare
           -----------------------------
Parts sold by the Distributor to Stem Cell Therapy Customers in Direct Sales Countries.

          "IP Enforcement Actions" has the meaning specified in Section 3.05.
           ----------------------

          "IP Enforcement Costs" has the meaning specified in Section 3.05.
           --------------------

          "Joint Registration" has the meaning specified in Section 4.07.
           ------------------

          "License" has the meaning specified in Section 7.07(a).
           -------

          "Market Development Program" means the program attached hereto as
           --------------------------
Schedule B, to promote and market the Products, as such program may be modified and amended from time to time in accordance with Section 2.04 hereof.

          "Milestone Fees" has the meaning specified in Section 5.03(c).
           --------------

          "Minimum Direct International Selling Price" means, for each Product
           ------------------------------------------
in each Direct Sales Country, the minimum direct international selling price for such Product in such Country expressed in the official currency unit of such Country.

          "Minimum Subdistributor Selling Price" means, for each Product, the
           ------------------------------------
minimum selling price to Subdistributors for such Product.

          "Monetary Breach" has the meaning specified in Section 7.03.
           ---------------

          "Monthly Parts Purchase Price" has the meaning specified in Section
            ---------------------------
5.02(e).

          "Monthly Purchase Price" means the sum of the U.S. Monthly Purchase
           ----------------------
Price, the International Direct Monthly Purchase Price for each Direct Sales Country, the Monthly Parts Purchase Price and the Subdistributor Purchase Price.

          "Monthly Report" has the meaning specified in Section 5.03.
           --------------

          "Notice of Breach" has the meaning specified in Section 7.02.
           ----------------

          "Objection" has the meaning specified in Section 7.04.
           ---------

          "Party" means a party to this Agreement.
           -----

          "Permitted Clinical Research Applications" means any clinical or
           ----------------------------------------
therapeutic use of the Products for any clinical research or trial that is expected to result in a new application of, or a new FDA-approved indication for, the Products.

          "Person" means any individual, partnership, firm, corporation,
           ------
association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Plan" has the meaning specified in Sections 2.03(e) and (f).
           ----

          "Policy" has the meaning specified in Section 3.09(a).
           ------

          "Premiums" has the meaning specified in Section 3.09(a).
           --------

          "Pricing Information" has the meaning specified in Section 4.11.
           -------------------

          "Principal Components of the Market Development Program" has the
           ------------------------------------------------------
meaning specified in Section 2.03(f).

          "Principal Components of the Product Development Program" has the
           -------------------------------------------------------
meaning specified in Section 2.03(e).

          "Principal Objection" has the meaning specified in Section 2.04(b).
           -------------------

          "Product Development Program" means the program attached hereto as
           ---------------------------
Schedule A, for the design, creation, validation, manufacture and release of the Products, as such program may be modified and amended from time to time in accordance with Section 2.04 hereof.

          "Products Liability Cap" has the meaning specified in Section 4.09.
           ----------------------

          "Product Liability Claims" has the meaning specified in Section
           ------------------------
3.09(a).

          "Products" has the meaning specified in Section 2.01(a).
           --------

          "Programs" means, collectively, the Market Development Program and the
           --------
Product Development Program.

          "Purchased Spare Parts" has the meaning specified in Section 5.02(e).
           ---------------------

          "Retaliatory IP Claims" has the meaning specified in Section 3.05(a).
           ---------------------

          "Sale" and any grammatical variant thereof means any sale, conditional
           ----
sale, installment sale, rental, lease or other arrangement whereby the Products are placed at the disposal of a Customer in exchange for value received or to be received.

          "Sales Threshold" means (x) $60 million in any Fiscal Year up to and
           ---------------
including 1998, (y) $125 million in the Fiscal Year 1999 and (z) $200 million in the Fiscal Year 2000 and thereafter.

          "SCTIP Rights" has the meaning specified in Section 3.05.
           ------------

          "Sixth Insurance Year" has the meaning specified in Section 4.09.
           --------------------

          "Solutions" has the meaning specified in Section 2.01(a).
           ---------

          "Spare Parts" has the meaning specified in Section 2.01(a)(ix).
           -----------

          "Stem Cell Therapy Applications" means applications of the Products
           ------------------------------
pursuant to which human bone marrow or peripheral blood derived stem and hematopoietic cells are used primarily for one or more of the following: (a) restoration of hematopoietic function; (b) augmentation of the recovery of a previously damaged hematopoietic system; and (c) augmentation of the recovery of previously damaged bone marrow; provided, however, that such cells have not been
                                --------  -------
altered through the introduction of a new genetic component. Notwithstanding anything in this Agreement to the contrary, Stem Cell Therapy Applications shall not include any of the following applications of the Products: (i) all diagnostic or other non-therapeutic clinical applications; (ii) all gene therapy or gene transfer applications; (iii) all non-human applications; (iv) all Permitted Clinical Research applications; and (v) all applications in which the Products are labelled not for human use.

          "Stem Cell Therapy Customers" means Customers who perform, or are
           ---------------------------
reasonably expected to perform, Stem Cell Therapy Applications.

          "Subdistributor Monthly Purchase Price" has the meaning specified in
           -------------------------------------
Section 5.02(b).

          "Subdistributor Products" means Products other than Spare Parts sold
           -----------------------
by the Supplier to the Distributor for resale and distribution to Subdistributors in countries outside of the United States (other than Direct Sales Countries).

          "Subdistributors" has the meaning specified in Section 2.02(a).
           ---------------

          "Supplier" has the meaning set forth in the preamble to this
           --------
Agreement.

          "Supplier Customer Service Information" has the meaning specified in
           -------------------------------------
Section 2.04(b).

          "Supplier Deficiency" has the meaning specified in Section 4.09.
           -------------------

          "Supplier Indemnified Person" has the meaning specified in Section
           ---------------------------
3.08.

          "Supplier's New Products" has the meaning specified in Section
           -----------------------
2.01(f).

          "Supplier's Notice of Breach" has the meaning specified in Section
           ---------------------------
7.02.

          "Supplier's Other Products" means the Supplier"s products (other than
           -------------------------
the Products) that utilize some or all of the Products as components and that are not Competitive Products.

          "Supplier Products Liability Payments" has the meaning specified in
           ------------------------------------
Section 4.09.

          "Supplier's Share" has the meaning specified in Section 4.10.
           ----------------

          "Target Prices" has the meaning specified in Section 2.03(f).
           -------------

          "Upcharges" means amounts included in the Distributor"s selling price
           ---------
for Actual U.S. Sales, Actual International Direct Sales, or the Actual Subdistributor Sales of Disposables to a Stem Cell Therapy Customer (in the case of Actual U.S. Sales and Actual International Direct Sales) or to a Subdistributor (in the case of Actual Subdistributor Sales) in any calendar month that reflect the Distributor's depreciation of, and interest on, Equipment or rental, lease or other deferred payments for Equipment, where the value of such Equipment previously has been included in one of the formulae set forth in
Section 5.02(a), (b), or (c) in Deemed U.S. Sales, Deemed International Direct Sales or Deemed Subdistributor Sales, respectively.

          "Unreimbursed Losses" has the meaning specified in Section 3.09(b).
           -------------------

          "U.S. Monthly Purchase Price" has the meaning specified in Section
           ---------------------------
5.02(a).

          "U.S. Products" means the Products other than Spare Parts sold by the
           -------------
Distributor to Stem Cell Therapy Customers in the United States.

          "Worldwide Sales" means the sum of the (i) Deemed International Sales
           ---------------
Amount, (ii) Deemed U.S. Sales Amount, (iii) Deemed Subdistributor Sales Amount,
(iv) Actual International Direct Sales, (v) Actual U.S. Sales and (vi) Actual Subdistributor Sales.


                                   ARTICLE II

                           APPOINTMENT AS DISTRIBUTOR
                           --------------------------

          SECTION 2.01.  Appointment and Acceptance; Products; Exclusivity;
                         --------------------------------------------------
Affiliate Sales.  (a)  The Supplier hereby appoints the Distributor, and the
---------------
Distributor hereby accepts appointment, in each case on the terms and subject to the conditions of this Agreement, as the Supplier's worldwide distributor for Stem Cell Therapy Applications of the following products, or such alterations to, or replacements for, such products as may be developed in accordance with the Product Development Program (collectively, the "Products"):
                                                    --------

        (i)  a biochamber incubation unit (a "BIU") that controls the biological
                                              ---
     and physical environment during the expansion process;

       (ii) a BIU monitor module that provides a central display, an operator input device and a printer;

      (iii) an inoculation and harvest unit that facilitates the initial filling and inoculation of cells, as well as the final harvest of cells at the completion of the expansion process;

       (iv) a system rack to integrate conveniently the multiple biochamber and incubation units with the companion monitor modules (together with the products described in (i), (ii) and (iii) above and the improvements and enhancements hereto and thereto, the "Equipment");
                                           ---------

        (v) an incubation and growth medium required by the cell culture, which shall include to the extent required, growth factors, glutamine, antibiotics, serums and other substances ("Growth Medium");
                                                -------------

       (vi) harvest reagents which facilitate the removal of the expanded cells from the biochamber (together with the Growth Medium and all improvements and enhancements hereto and thereto, the "Solutions");
                                               ---------

      (vii) a disposable biochamber cartridge where the growth and expansion of cells takes place (together with all improvements and enhancements hereto and the Solutions, the "Disposables");
                                    -----------

     (viii)  all improvements and enhancements to the products described in
     (i) through (vii) above;

       (ix)  spare parts for the Equipment ("Spare Parts");
                                             -----------

        (x) a license for the use of such products solely for Stem Cell Therapy Applications (the "Customer License"); and
                        ----------------

          (xi) instructions for the use of each of such products, other than the Customer License.

           (b) Except as provided in Section 2.01(d), the Distributor and each Subdistributor shall sell the Products only in conjunction with Customer Licenses.

           (c) Except as otherwise specifically provided in this Section 2.01 and in Sections 4.01(b) and 7.05(b), the Supplier shall not (i) authorize any Person other than the Distributor to act as a distributor of any of the Products (or any product that includes any Product as a component) to, or for resale to, Customers whose predominant use of the Products is, or reasonably is expected to be, for Stem Cell Therapy Applications or (ii) market, promote, Sell or distribute any of the Products (or any product that includes any Product as a component), directly or indirectly, to, or for resale to, any Stem Cell Therapy Customer.

           (d) Notwithstanding any provision of this Agreement to the contrary, the Supplier may Sell the Products to its Affiliates for Stem Cell Therapy Applications by such Affiliates, but not for resale to Persons which are not Affiliates of the Supplier, and may make such Sales with a license for use of the Products for Stem Cell Therapy Applications, and the Distributor may Sell the Products to its Affiliates for applications other than Stem Cell Therapy Applications by such Affiliates, but not for resale to Persons which are not Affiliates of the Distributor, and may make such Sales with a license for use of the Products for applications other than Stem Cell Therapy Applications (such Sales by either the Distributor or the Supplier being "Affiliate Sales"). If the aggregate purchase price
                       ---------------
received by the Supplier for all its Affiliate Sales during any fiscal year exceeds five percent of the Worldwide Sales during such Fiscal Year, the Supplier shall pay to the Distributor, within 90 days after the end of such Fiscal Year, cash in an amount equal to thirty percent of the excess of such aggregate purchase price over the amount equal to five percent of Worldwide Sales during such fiscal year. If the aggregate purchase price received by the Distributor for all its Affiliate Sales during any calendar year exceeds five percent of the aggregate purchase price received by the Supplier for Sales of the Products during such Fiscal Year to Customers that are not Stem Cell Therapy Customers, the Distributor shall pay to the Supplier, within 90 days after the end of such Fiscal Year, cash in an amount equal to ninety percent of the excess of such aggregate purchase price over the amount equal to five percent of such Sales by the Supplier. All calculations pursuant to this Section 2.03(d) of the aggregate purchase price received by the Supplier or the Distributor shall be made in accordance with the calculation of Worldwide Sales. The Supplier and the Distributor shall, promptly following the end of each fiscal year, make available to each other such information as is reasonably necessary to audit the Affiliate Sales of the other party.

          (e) The Supplier expressly reserves the right to market, sell and distribute (either directly or through its designees) (i) the Products to its Affiliates for Stem Cell Therapy Applications as provided in Section 2.03(d),
(ii) the Products to any Customer for applications other than Stem Cell Therapy Applications, and (iii) the Supplier's Other Products to any Customer for any application. Except as provided in Section 2.03(d), the Supplier shall sell the Products to Customers that are not Stem Cell Therapy Customers only in conjunction with a license to use the Products solely for applications other than Stem Cell Therapy Applications. The Distributor is not authorized by the Supplier to distribute the Products to any Person other than a Stem Cell Therapy Customer.

          (f) The Supplier agrees to appoint the Distributor, and the Distributor agrees to accept appointment, as the Supplier's sole worldwide distributor of any of the Supplier's products that are successors to, or replacements of, the Products and are also Competitive Products (the "Supplier's
                                                                      ----------
New Products").  Sales of the Supplier's New Products by the Supplier to the
------------
Distributor pursuant to such distribution arrangement shall be at fixed prices and on other terms to be negotiated by the Supplier and the Distributor in good faith, taking into account the terms of this Agreement, as it is in effect at such time, the respective costs of the Supplier and the Distributor in developing, producing and marketing the Supplier's New Products and market conditions at such time.

          SECTION 2.02.  Relationship; Subdistributors.  (a)  The Distributor
                         -----------------------------
shall conduct its business in the purchase and resale of the Products as a principal for its own account. This Agreement does not in any way create the relationship of principal and agent, partners, joint venturers, master and servant, or any similar relationship, between the Supplier and the Distributor.

          (b) The Distributor shall have the right to appoint and to use any independent selling representative, agent, associate distributor or subdistributor who agrees to be bound by all applicable terms of this Agreement (collectively, the "Subdistributors") and who is designated in accordance with
                    ---------------
Market Development Program. The Distributor shall use all reasonable efforts to cause the Subdistributors to comply with their obligations under this Agreement.

          (c) The Distributor shall either Sell the Products directly to Stem Cell Therapy Customers (i.e., through the Distributor's own employed sales force) in each of the countries listed below:

              Australia               Holland
              Austria                 Italy
              Belgium                 Japan
              Canada                  Spain
              France                  Switzerland
              Germany                 United Kingdom

(collectively, the "Direct Sales Countries"; each being a "Direct Sales
                    ----------------------                 ------------
Country"), or make payments to the Supplier in accordance with Section 2.02(e).

          (d) The Distributor may Sell the Products to Stem Cell Therapy Customers through Subdistributors, each of whom shall be identified to the Supplier, in countries other than the Direct Sales Countries and the United States.

          (e) If the Distributor uses Subdistributors to sell the Products to Stem Cell Therapy Customers in the Direct Sales Countries and the United States, the Distributor shall bear all costs and discounts attributable to the Subdistributor, unless otherwise expressly approved by the Supplier.

          SECTION 2.03.  Purpose; Development Programs.  (a)  The Supplier and
                         -----------------------------
the Distributor each acknowledges that it has entered into this Agreement in order to develop a respected image of the Products among Stem Cell Therapy Customers, to develop the Products so that they can be Sold to Stem Cell Therapy Customers as promptly as practicable and to develop a market for the Products among Stem Cell Therapy Customers, in each case in a manner that maximizes the financial returns to both the Supplier and the Distributor.

         (b) As the Supplier's worldwide distributor of the Products for Stem Cell Therapy Applications, the Distributor shall use reasonable best efforts to develop and implement a worldwide plan for marketing and Sales of the Products for Stem Cell Therapy Applications so that the Products will be Sold for Stem Cell Therapy Applications worldwide promptly after such Sales become feasible, the market share of the Products for Stem Cell Therapy Applications will be high and the prices of the Products for Stem Cell Therapy Applications, will be commensurate with the market value of the Products, in each case in a manner that maximizes the financial returns of both the Distributor and the Supplier.

         (c) The Supplier shall use reasonable best efforts promptly to develop and produce Products that are high quality, cost competitive, cost effective for Stem Cell Therapy Customers and capable of achieving widespread acceptance among Stem Cell Therapy Customers, in each case in a manner that maximizes the financial returns of both the Supplier and the Distributor.

         (d) To achieve the goals set forth in Sections 2.03(a), (b) and (c), the Supplier and the Distributor have developed the Product Development Program and the Market Development Program, each of which will be designed to comply with the applicable standards of the ISO 9000 Series of the International Standards Organization and will be amended from time to time in accordance with the terms of this Agreement.

         (e) The Product Development Program will at all times include the following components (the "Principal Components of the Product Development
                           -----------------------------------------------
Program"), together with such other components as the Supplier may deem
-------
appropriate:

       (i) a plan, which shall include, without limitation, a strategy, a rationale, budgets, tactics, contingency plans and staffing and a projected timetable (collectively, a "Plan") to develop the Products for sale to Stem
                                ----
    Cell Therapy Customers;

      (ii) a Plan for obtaining (A) the approval of (x) the FDA and any other United States governmental authority necessary for the Sale of the Products to Stem Cell Therapy Customers in the United States and (y) the Underwriter's Laboratory and (B) support for the claims set forth in the Market Development Program;

     (iii) the specifications of each Product, including, without limitation, specifications for performance and reliability of each Product and each component thereof;

      (iv) a Plan for validating the performance and reliability specifications for the Products set forth in the Product Development Program and the Product claims (including, without limitation, cost effectiveness claims) and service goals set forth in the Market Development Program;

       (v)  a quality assurance Plan;

      (vi) a Plan for manufacturing, or causing the Products to be manufactured, so that the Products can be delivered for sale to Stem Cell Therapy Customers in a manner consistent with the Market Development Program, including, without limitation, (A) specifications of, and a timetable for, the production capacity to be available for the supply of each of the Products; (B) Plans and leadtimes for the production of prototype, pilot and production models; (C) a Plan for identifying, qualifying, contracting with and auditing third parties for the manufacture of the Products; and (D) Plans for addressing situations in which the Distributor's orders for the Products exceeds the Supplier's capacity to deliver the Products; and

     (vii) a Plan for developing enhancements to the Products in response to evolving market needs.

         (f) The Market Development Program will at all times include the following components (the "Principal Components of the Market Development
                           ----------------------------------------------
Program"), together with such other components as the Distributor may deem
-------
appropriate:

         (i) a plan, which shall include, without limitation, a strategy, a rationale, budgets, tactics, contingency plans and staffing and a projected timetable (collectively, a "Plan") to obtain all non-U.S. approvals market,
                                ----
    sell and distribute the Products to Stem Cell Therapy Customers;

        (ii) the targets for average prices of the Products for Sales in the United States, in each Direct Sales Country (expressed in the official currency unit of such Country) and elsewhere outside the United States, including targets for prices to Subdistributors, all subject to approval by Supplier ("Target Prices");
               -------------

       (iii) the Minimum U.S. Selling Price and Minimum Subdistributor Selling Price and the Minimum International Direct Selling Price in each of the Direct Sales Countries (expressed in the official currency unit of such Country) of each of the Products, as approved by the Supplier;

        (iv) a mechanism for monitoring the development and growth of the market for the Products;

         (v) criteria for targeting Customers and targets for sales volume and market share in each of the countries where the Products are to be sold, all as agreed upon by the Supplier and the Distributor;

        (vi) criteria for targeting Customers and targets for sales volume and market share in each of the countries where the Products are to be sold, all as agreed upon by the Supplier and the Distributor;

       (vii) a warranty program for the Products, as agreed upon by the Supplier and the Distributor, as well as a program for providing customer service and customer support to Stem Cell Therapy Customers beyond the scope of such warranties;

      (viii) a Plan for developing customer relations, Customer contacts, Sales lead follow up and monitoring customer satisfaction with, the Products and, the Distributor's and each Subdistributor's performance;

        (ix) a program for the Distributor's training of Stem Cell Therapy Customers and for the Supplier's training of the Distributor's personnel who will provide training to the Distributors' and the Subdistributors' personnel who will provide such training to Stem Cell Therapy Customers and to the Distributor's and the Subdistributors' personnel who will provide customer engineering and customer support to Stem Cell Therapy Customers;

         (x) guidelines and procedures for coordinating contacts of Stem Cell Therapy Customers by the Supplier with contacts by the Distributor; and

        (xi) a Plan for forecasting demand for the Products by Stem Cell Therapy Customers.

         SECTION 2.04.  Review of Program and ACL.  (a)  The Supplier and the
                        -------------------------
Distributor contemplate that the Programs will be amended to address issues that cannot yet be addressed and also will be amended in response to unforeseen events, changes in circumstances and evolving market needs. Accordingly, the Supplier and the Distributor shall meet no more than four times per year to discuss amendments to each of the Programs.

         (b) Before the beginning of each Fiscal Year during the term of this Agreement, the Supplier and the Distributor shall mutually establish an annual commitment list (the "ACL"), which shall set forth: (i) the principal
                      ---
commitments and specific objectives that either the Supplier or the Distributor reasonably believes is important to achieve during the next Fiscal Year to accomplish the objectives set forth in Sections 2.03(a), (b) and (c) of this Agreement and to discharge the obligations of the Supplier and the Distributor under the Programs; (ii) those objectives or commitments of either the Supplier or the Distributor that require mutual agreement or coordination between the Distributor and the Supplier; and (iii) any change from the ACL of the preceding year, the Product Development Program or the Market Development Program, in either case that will materially affect either the timing of, or the mechanism for, the development of the Products for, or the delivery and/or marketing of the Products to, Stem Cell Therapy Customers. No provision of the ACL shall be changed, amended, or modified without the prior approval of the Supplier and the Distributor. Each of the Supplier and the Distributor shall use reasonable best efforts diligently to achieve each of the goals and objectives set forth on the ACL. If the Supplier and the Distributor are unable to reach mutual agreement on the inclusion of any commitment or objective on the ACL, then the Supplier and the Distributor will negotiate in good faith for 30 days in an attempt to resolve such disagreement. If the parties are unable to resolve such disagreement during such 30-day period, then either the Supplier or the Distributor may submit such disagreement to arbitration in accordance with
Section 10.03. The Parties shall use their reasonable best efforts to cause such arbitration to result in a decision within 40 days after submission thereto.

         (c) In connection with the preparation of the ACL and as otherwise reasonably required, the Market Development Program and the Product Development Program shall, at all times, include each of the Principal Components thereof set forth in Section 2.03 of this Agreement and such other items as are reasonably required to achieve the goals and objectives set forth in Sections 2.03(a), (b) and (c) of this Agreement. The Supplier and the Distributor shall give each other such information as is reasonably necessary to evaluate, and shall give due consideration to the views and recommendations of the other with respect to, all components of each of the Programs. The Product Development Program and the Market Development Program shall include sufficient details to enable the Distributor and the Supplier, respectively, to have a reasonable basis to assess the probability of achieving the goals and objectives set forth in the ACL and in Sections 2.03(a), (b) and (c) of this Agreement. Subject to the right of objection (and resolution of such objection) set forth below, the Supplier shall be free to amend the Product Development Program without the consent of the Distributor, and the Distributor shall be free to amend the Market Development Program without the consent of the Supplier. The Supplier may object to any amendment of, or failure to amend, any Principal Component of the Market Development Program, and the Distributor may object to any amendment of, or failure to amend, any Principal Component of the Product Development Program on the basis (i) that such amendment, or failure to amend, is not reasonably consistent with the goals and objectives set forth in the ACL or Sections 2.03(a), (b) and (c) of this Agreement, or (ii) that, as a result of such amendment, or failure to amend, the parties are not reasonably likely to achieve the goals and objectives embodied in such Principal Component. If the Supplier and the Distributor are unable to agree on a Principal Component of either Program the Supplier and the Distributor, each shall endeavor to resolve the disagreement within such 30-day period. If the Supplier and the Distributor are unable to resolve such disagreement within such 30-day period, either party shall be free to implement the Principal Component in question until such disagreement is resolved, unless the other party reasonably believes that the failure to resolve such disagreement will have an immediate adverse effect on the ability of the parties to implement the goals and objectives set forth in the ACL. In that case, either Party may cause the disagreement to be submitted immediately to arbitration in accordance with Section 10.03, and the Parties shall use their reasonable best efforts to cause such arbitration to be decided within 40 days after submission. If neither Party believes that there will be any such immediate adverse effect, then the Parties will continue to endeavor to resolve the disagreement for an additional period of six months. If the Parties are unable to resolve such disagreement within such six-month period, then the disagreement may be submitted to arbitration in accordance with Section 10.03. The Parties shall use their reasonable best efforts to cause such arbitration to result in a decision within a 40 day period.

         (d) A copy of the ACL for the Fiscal Year ending June 30, 1994 is attached hereto as Schedule C.

         SECTION 2.05.  Annual Customer Review; Change of Use.  (a)  The parties
                        -------------------------------------
acknowledge that following the sale of any Product to any Customer, such Customer may subsequently (i) use such Product for applications other than those disclosed to the Supplier or the Distributor prior to such sale or (ii) change its use from Stem Cell Therapy Applications to other applications, or vice versa (a "Change of Use"). Notwithstanding anything in this Agreement to the
    -------------
contrary, the Distributor, or any Subdistributor, shall not be in breach of this Agreement if the Distributor (or such Subdistributor, as the case may be) acts in good faith and uses reasonable best efforts to ensure that it sells Products only to Stem Cell Therapy Customers, even though a Customer's predominant use of a Product may be for applications other than Stem Cell Therapy Applications. Similarly, notwithstanding anything in this Agreement to the contrary, the Supplier or any of its other distributors shall not be in breach of this Agreement if the Supplier (or such other distributor, as the case may be) acts in good faith and uses reasonable best efforts to ensure that it sells Products only to Persons other than Stem Cell Therapy Customers, even though a Person's predominant use of a Product may be for Stem Cell Therapy Applications.

         (b) The Supplier and the Distributor shall meet within three months after the end of each Fiscal Year during the term of this Agreement during which sales of the Products are made by either the Distributor, any Subdistributor or the Supplier or any of its other distributors to determine the extent to which the Distributor has sold Products to Customers other than Stem Cell Therapy Customers, the extent to which the Supplier has sold Products to Stem Cell Therapy Customers and the extent to which Customers of the Distributor or the Supplier have effected a Change of Use. At such meeting or meetings, the Distributor shall make available to the Supplier a survey of the Distributor's Customers whose purchases represent at least 80% of the Sales by the Distributor during such Fiscal Year (the "Distributor Customer Service Information"). The
                              ----------------------------------------
Distributor Customer Service Information shall also provide a reasonable estimate of the expected predominant use of the Products by such Customers in the following Fiscal Year. The Supplier shall furnish the Distributor with comparable information regarding the Supplier's Sales of Products to Customers other than Stem Cell Therapy Customers (the "Supplier Customer Service
                                             -------------------------
Information"; and, together with the Distributor Customer Service Information,
-----------
the "Customer Service Information").
     ----------------------------

         (c)  If it is determined:

       (i) that at the time of the Supplier's Sale of any Equipment to a Customer (other than an Affiliate of the Supplier), the Supplier knew or reasonably should have known that such Customer's intended predominant use of such Equipment was for Stem Cell Therapy Applications, the

    Supplier shall pay to the Distributor an amount equal to 40% of all amounts received by the Supplier in payment for such Equipment;

      (ii) that a Customer of the Supplier (other than an Affiliate of the Supplier) uses any Disposable purchased from the Supplier for Stem Cell Therapy Applications, the Supplier shall pay to the Distributor an amount equal to 30% of all amounts received by the Supplier as payment for such Disposable;

     (iii) that at the time of the Distributor's (or any Subdistributor's) Sale of any Equipment to any Customer (other than an Affiliate), the Distributor (or such Subdistributor) knew or reasonably should have known that such Customer's intended predominant use of such Equipment was not for Stem Cell Therapy Applications, the Distributor (or such Subdistributor) shall pay to the Supplier all amounts received by the Distributor (or such Subdistributor) in payment for such Equipment; and

      (iv) that a Customer of the Distributor other than an Affiliate of the Distributor (or any subdistributor) has used any Disposable purchased from the Distributor (or such Subdistributor) for any application other than a Stem Cell Therapy Application, the Distributor (or such Subdistributor) shall pay to the Supplier an amount equal to 90% of all amounts received by the Distributor (or such Subdistributor) in payment for such Disposable.

         (d) The Supplier and the Distributor shall make available to each other such information as is reasonably necessary to audit the Sales of the other party described in 2.05(c) above.

         (e) If it is determined by the Supplier and the Distributor, based on the Customer Service Information or otherwise, (i) that a Customer of the Supplier has effected a Change of Use, such Customer may be redesignated, at the Supplier's option, as being a Stem Cell Therapy Customer and, accordingly, a Customer that the Distributor will have the responsibility to serve, or (ii) that a Customer of the Distributor has effected a Change of Use, such Customer may be redesignated, at the Distributor's option, as not being a Stem Cell Therapy Customer and, accordingly, a Customer that the Supplier will have the responsibility to serve. Upon any such redesignation, the Supplier and the Distributor shall develop a program that is reasonably acceptable to each party and such Customer for the orderly transition of responsibility for such Customer over a reasonable period of time not to exceed one year.

                                  ARTICLE III

                            SUPPLIER'S UNDERTAKINGS
                            -----------------------

         SECTION 3.01.  Product Development Program; Diligence.  The Supplier
                        --------------------------------------
shall use reasonable best efforts to implement its obligations under the Product Development Program and the Market Development Program diligently.

         SECTION 3.02.  Product Specifications.  The Supplier shall supply the
                        ----------------------
Products in accordance with the product specifications set forth in, and the other applicable provisions of, the Product Development Program and the Market Development Program.

         SECTION 3.03.  Training by the Supplier.  (a)  The Supplier shall, in
                        ------------------------
accordance with the provisions of Section 6.2 of Market Development Plan (which provisions may not be changed without the Supplier's approval), provide technical and commercial training with respect to the Products to the Distributor's personnel. To facilitate the Distributor's ability to be self-reliant in providing such training, the Supplier shall provide a license to the Distributor to use such technical information and know-how as the Supplier reasonably believes is necessary for such training. The Supplier shall not charge the Distributor for such training, but all costs incurred by personnel of the Distributor in the course of such training shall be the responsibility of the Distributor.

         (b) As reasonably requested in writing by the Distributor, at any time and from time to time, the Supplier shall, at reasonable compensation rates chargeable to the Customer, provide training in applications other than Stem Cell Therapy Applications to the Distributor's Customers who wish to use the Products for applications other than Stem Cell Therapy Applications.

         SECTION 3.04.  Sole Distributor.  Unless this Agreement has been
                        ---------------
terminated by the Supplier in part in accordance with Section 7.05(b), the Supplier hereby grants (a) the Distributor the right during the term of this Agreement to indicate in appropriate ways (e.g., on its letterhead and billing
                                           ----
forms and through signs) that it is the only authorized distributor for the Products to Stem Cell Therapy Customers and (b) any Subdistributor that has been approved by the Supplier the right during the term of this Agreement to indicate in appropriate ways (e.g., on its letterhead and billing forms and through
                     ----
signs) that it is an authorized Subdistributor of the Products to Stem Cell Therapy Customers or that it is the only authorized Subdistributor of the Products to Stem Cell Therapy Customers within a geographic segment.

         SECTION 3.05.  Enforcement of Intellectual Property Rights.  Promptly
                        -------------------------------------------
upon receipt of notice of any infringement or threatened infringement ("Infringement") by third parties of the Supplier's Intellectual Property Rights
--------------
relating to the Sale of the Products to Stem Cell Therapy Customers ("SCTIP
                                                                      -----
Rights"), the Supplier shall, unless such notice was received pursuant to
------
Section

4.05 hereof, promptly notify the Distributor of any such Infringement, and, as promptly as practicable thereafter, the Supplier and the Distributor shall jointly determine whether to take action to prevent such Infringement and otherwise to enforce the SCTIP Rights (all such actions being "IP Enforcement
                                                               --------------
Actions").  In making such determination, the Supplier and the Distributor shall
-------
consider the impact that such Infringement is expected to have on Sales of the Products to Stem Cell Therapy Customers, the likelihood that such IP Enforcement Action will be successful, the expected cost of such IP Enforcement Action, the likelihood that such IP Enforcement Action will result in intellectual property claims against the Supplier or the Distributor ("Retaliatory IP Claims") and the
                                                 ---------------------
potential impact of any Retaliatory IP Claims on the Supplier and the Distributor. No IP Enforcement Action to enforce the SCTIP Rights will be undertaken without the consent of both the Supplier and the Distributor. If any such IP Enforcement Action is undertaken, the Supplier and the Distributor shall jointly retain a single counsel reasonably satisfactory to each of the Supplier and the Distributor, and all decisions relating to such IP Enforcement Action and the defense of any Retaliatory IP Claims shall be reasonably satisfactory to each of the Supplier and the Distributor. Sixty percent of all costs of prosecuting IP Enforcement Actions relating to SCTIP Rights and defending any Retaliatory IP Claims, including, without limitation, reasonable fees and disbursement of counsel, any reasonable out-of-pocket expenses incurred by the Supplier and the Distributor and any damages awarded against (or amount paid in settlement by) either the Supplier or the Distributor in any Retaliatory IP Claim (all such costs being "IP Enforcement Costs") shall be borne by the
                             --------------------
Supplier and forty percent of such IP Enforcement Costs shall be borne by the Distributor, unless, and to the extent that, such IP Enforcement Action also benefits the Supplier's Sales of Products to Persons other than Stem Cell Therapy Customers, in which case the Distributor's share of such IP Enforcement Costs shall be reduced proportionally to reflect the benefit derived by each Party. All amounts received by the Supplier and the Distributor, whether as a result of damages awarded, settlement payments or otherwise, as a result of any IP Enforcement Action relating to SCTIP Rights, shall be shared by the Supplier and the Distributor in proportion to their respective share of the IP Enforcement Costs for such IP Enforcement Action.

         SECTION 3.06.  Manufacturing and Labeling; Product Name; Parts.  (a)
                        -----------------------------------------------
The Supplier shall manufacture the Products, or cause the Products to be manufactured, in accordance with the Product Development Program. The Supplier's obligation under this Section 3.06 to manufacture the Products shall include the affixing on the Products of labels agreed upon by the Supplier and the Distributor; provided, however, that any costs associated with the labeling of Products with the Distributor's name that would not be incurred but for such labeling will be at the Distributor's expense. The Products shall be labeled as a Product of both the Supplier and the Distributor, with the Distributor's name at least as prominent as the Supplier's name, unless otherwise required by law, in which case the Distributor's name shall be as prominent relative to the Supplier's name as shall be permitted by law.

         (b) The Supplier shall have the right to name the Products and shall, in exercising such right, give due consideration to the views and recommendations of the Distributor.

         (c) The Supplier shall maintain a stock of Spare Parts for the Products in accordance with the Market Development Program. Spare Parts shall be priced in accordance with Section 5.02(e) of this Agreement.

         SECTION 3.07.  Regulatory Approvals.  (a)  At its own expense, the
                        --------------------
Supplier shall, in accordance with the Product Development Program, use reasonable best efforts diligently to obtain, in the name of the Supplier, all authorizations, consents, orders and approvals of all governmental authorities in the United States that may be or become necessary for the Distributor to sell the Products to Stem Cell Therapy Customers in the United States.

         (b) The Supplier shall provide to the Distributor such assistance, including, without limitation, providing at no charge all Products necessary for clinical trials and making any modifications to Products, as the Distributor may reasonably request to obtain the regulatory approvals necessary to sell the Products to Stem Cell Therapy Customers in countries other than the United States specified in the Market Development Program.

         SECTION 3.08.  Intellectual Property Indemnification.  The Supplier
                        -------------------------------------
agrees to indemnify and hold harmless the Distributor and its Affiliates and all Subdistributors and their affiliates and their respective officers, directors, employees and agents (each such person being a "Supplier Indemnified Person")
                                                ---------------------------
from and against any losses, claims, damages or liabilities and to reimburse each Indemnified Person for all expenses (including reasonable fees and expenses of counsel) as they are incurred, related to, arising out of or in connection with defending any action, claim, suit, investigation or proceeding (other than a Retaliatory IP Claim) in which a Person other than the Distributor claims or alleges that the sale of the Products by the Distributor to any Stem Cell Therapy Customer conflicts with or infringes on the Intellectual Property Rights of, or other intellectual property owned or licensed by, such Person.

         SECTION 3.09.  Insurance; Indemnification for Product Liability.  (a)
                        ------------------------------ -----------------
The Supplier agrees to obtain an insurance policy or policies (the "Policy") on
                                                                    ------
terms and conditions and in amounts reasonably acceptable to the Distributor covering losses, claims, damages, liabilities or expenses (including reasonable fees and expenses of counsel) incurred by the Supplier related to, or arising out of, any action, claim, suit, investigation or proceeding, in which a Person claims or alleges that any Product distributed by the Distributor pursuant to this Agreement has caused such Person to sustain any personal injury, property damage, wrongful death or any other tortious harm as a result of any manufacturing defect in (including, without limitation, any latent defect in), or any defective design of, or an inadequacy of warnings on, the Products (such claims or allegations being a "Products Liability Claims"). The Supplier agrees
                               -------------------------
to use reasonable best efforts to have all Supplier Indemnified Persons named as additional insureds on the Policy, which shall provide that it may not be cancelled without 30 days" notice to the Distributor and that the Distributor shall have the right, but no obligation, to pay any premiums due under the Policy (the "Premiums"). The Policy shall be primary insurance with respect to
             --------
Product Liability Claims, and any insurance obtained by the Distributor shall be excess insurance. The Parties recognize that the nature of product liability claims and insurance available to cover product liability claims will change over the coming years and will vary from country to country. It is the agreement and goal of the Parties to obtain from time to time such liability insurance which protects both the Supplier and the Distributor to the maximum extent reasonably feasible, at prices which are commercially reasonable. To the extent reasonably feasible, both Parties shall endeavor to use the same counsel to defend both the Supplier and the Distributor in any Products Liability Claim. Both the Supplier and the Distributor shall, to the extent it does not increase its own risk of liability, cooperate with each other in the defense of any Product Liability Claim so as to minimize the risk of any liability to the other party.

         (b) The Supplier shall pay all Premiums and any losses, claims, damages or liabilities for Products Liability Claims to the extent not payable under the Policy (such losses, claims, damages, liabilities being "Unreimbursed
                                                                   ------------
Losses"), including, without limitation (including reasonable fees and expenses
------
of counsel) any portion of any Unreimbursed Loss the Insurance Carrier is not obligated to pay because of any deductible, self-insured retention or similar provision of the Policy (a "Deductible"). The Supplier shall receive a
                            ----------
contribution from the Distributor toward the Premiums and shall share in the satisfaction of any Unreimbursed Losses in accordance with Sections 4.09(b) and
(c) hereof.

         (c) The Supplier (i) shall not amend, change or cancel the Policy without the consent of the Distributor (which consent shall not unreasonably be withheld) and (ii) shall inform the Distributor in writing in the event that any products other than the Products distributed by the Distributor are covered by the Policy.

         (d) The Supplier shall, subject to the limitation set forth in Section 4.09(c), indemnify and hold harmless each Supplier Indemnified Person from and against any Unreimbursed Losses (except Deductibles).

         SECTION 3.10.  Forecasting Unit Demand.  The Supplier and the
                        -----------------------
Distributor shall agree upon a process of unit demand forecasting that meets the needs of the Supplier, the Distributor, and any sub-Suppliers to be used by the Supplier. A mechanism that the Supplier and the Distributor believe is workable is described in the Market Development Program, but both the Supplier and the Distributor recognize that this mechanism must be modified periodically as product and component lead times and delivery mechanisms are better understood by the Supplier and the Distributor.

                                   ARTICLE IV

                           DISTRIBUTOR'S UNDERTAKINGS
                           --------------------------

         SECTION 4.01.  Market Development Program; Diligence.  (a)  The
                        -------------------------------------
Distributor shall use reasonable best efforts to implement its obligations under the Market Development Program and the Product Development Program diligently. In performing its obligations under the Market Development Program, the Distributor shall provide to Stem Cell Therapy Customers financing options suitable for the market environment.

         (b) Notwithstanding anything in this Agreement to the contrary, if the Distributor identifies to the Supplier potential Stem Cell Therapy Customers in the United States to whom the Distributor reasonably believes it cannot effectively sell the Products, the Supplier may sell the Products to such Stem Cell Therapy Customers, directly, or through a distributor or sales agent (identified to the Distributor) who expressly agrees in writing to be bound by all of the restrictions on sales of the Products which are applicable to the Supplier under this Agreement. Upon the identification of such Stem Cell Therapy Customers by the Distributor to the Supplier, the Distributor shall have no further obligation under this Agreement to attempt to sell Products to such Customers.

         SECTION 4.02.  Training by the Distributor.  (a)  The Distributor
                         --------------------------
shall, in accordance with the Market Development Program, provide commercial and technical training with respect to the Products to its, and the Subdistributors' personnel who will provide training, customer service and support to Stem Cell Therapy Customers.

         (b) As reasonably requested in writing by the Supplier, at any time and from time to time, the Distributor shall, at reasonable compensation rates chargeable to the customer, provide training in Stem Cell Therapy Applications to the Supplier's Customers who wish to use the Products for such applications.

         SECTION 4.03.  Advertising.  The Distributor and each Subdistributor
                        -----------
shall submit to the Supplier, prior to its use by the Distributor or such Subdistributor, all advertising copy concerning the Products and shall not use such copy without the consent of the Supplier (which shall not be unreasonably withheld); provided, however, that in no event shall the Supplier have any obligation to share in advertising or other promotional costs incurred by the Distributor or Subdistributor.

         SECTION 4.04.  Warranties; Service.  (a)  The Distributor and each
                        -------------------
Subdistributor shall extend warranties, which in accordance with the Market Development Program, shall be mutually approved by the Supplier and the Distributor, and perform warranty service on the Products sold to Stem Cell

Therapy Customers by the Distributor or any such Subdistributor, as the case may be.

         (b)  The Monthly Purchase Price shall be reduced in accordance with
Section 5.02 by an amount equal to the costs reasonably incurred by the Distributor in providing warranty service to Stem Cell Therapy Customers in accordance with the Market Development Program. Any costs incurred by the Distributor or any Subdistributor in providing extended warranty or maintenance service beyond the standard warranty period provided in the Market Development Program shall be borne solely by the Distributor or such Subdistributor.

         (c) The Distributor and each Subdistributor shall, in accordance with the Market Development Program, provide service and customer support for the Products to Stem Cell Therapy Customers which have purchased Products from the Distributor or such Subdistributor, as the case may be. The provision of such service and support shall be priced so as not to be a disincentive to Stem Cell Therapy Customers to purchase the Products.

         (d) The Supplier shall assist the Distributor in providing warranty service and other services to Stem Cell Therapy Customers, as reasonably requested by the Distributor, at prices or rates to be negotiated in good faith by the Supplier and the Distributor.

         SECTION 4.05.  Notice of Infringement.  The Distributor and each
                        ----------------------
Subdistributor shall promptly notify the Supplier in writing if it becomes aware of any infringement or threatened infringement of any SCTIP Rights.

         SECTION 4.06.  License.  The Distributor hereby grants to the Supplier
                        -------
a license to the Distributor's trademarks and trade names specified in the Market Development Program for the sole purpose of the Supplier's affixing of such trademarks and trade names to the Products sold to the Distributor pursuant to this Distribution Agreement and the packaging for the Products as contemplated in Section 3.06(a) hereof.

         SECTION 4.07.  Regulatory Approvals.  (a) At its own expense, the
                        --------------------
Distributor shall use reasonable best efforts diligently to obtain, in the Supplier's name and the Distributor's name (a "Joint Registration"), all
                                               ------------------
authorizations, consents, orders and approvals of all non-U.S. governmental authorities, and to complete clinical trials, that may be or become necessary to sell the Products to Stem Cell Therapy Customers in the countries other than the United States specified in the Market Development Program; provided, however, that if the law of one of such countries prohibits or otherwise restricts such Joint Registration, the Distributor shall use reasonable best efforts to obtain such Joint Registration to the extent permitted by such law and otherwise shall use reasonable best efforts to obtain such registrations in the Distributor's name. The Distributor shall be responsible for the cost of all clinical trials (other than the cost of the

Products required for such trial, which shall be provided by the Supplier at no charge) necessary to obtain such non-U.S. approvals.

         (b) If this Agreement is terminated in its entirety or with respect to any country other than the United States, the Distributor shall use reasonable best efforts to provide information on clinical trials and such other information (other than confidential business information) as is reasonably necessary to enable the Supplier to obtain registration in its name in such country.

         SECTION 4.08.  Competitive Products.  (a)  In order to fulfill its
                        --------------------
obligations with respect to promoting the Sale of the Products, except as provided in Section 4.10 of this Agreement, the Distributor and its Affiliates shall not, and shall not attempt to, Sell, directly or indirectly, to any Stem Cell Therapy Customer any Competitive Product for Stem Cell Therapy Applications, other than the Distributor's Products and other products that are sold by the Distributor as an adjunct or complement to the Products; provided, however, this prohibition shall not apply to the Sale of Competitive Products in any geographical area with respect to which this Agreement has been terminated or in which a Co-Marketing Arrangement has been established.

         (b) Unless otherwise agreed by the Supplier, each Subdistributor shall agree to be bound by this Section 4.08 prior to the Sale of the Products to such Subdistributor.

         SECTION 4.09.  Insurance.  (a)  To assist the Supplier in satisfying
                        ---------
its obligation set forth in Section 3.09(a) hereof to obtain the Policy, the Distributor shall recommend the Supplier to the Distributor's insurance carrier, it being understood that such obligations do not depend on the responsiveness of such carrier.

         (b) Within 30 days after the Distributor's receipt of reasonably satisfactory evidence of the payment of the Premium, the Distributor shall pay to the Supplier 40% of the Premium, 40% of amounts which the Supplier is obligated to bear as a Deductible, and 40% of the Unreimbursed Losses; provided, however, that the Distributor's obligation to pay the Premium and the Deductible and the Unreimbursed Losses for the fifth Fiscal Year following the first Fiscal Year in which the Supplier first purchases products liability insurance (such year being the "Sixth Insurance Year") and each year thereafter shall not exceed
                --------------------
0.4% of Worldwide Sales during such Fiscal Year (such amount being the "Products
                                                                        --------
Liability Cap"); and, provided further, that if the Policy at any time covers
-------------
products other than the Products distributed by the Distributor pursuant to this Agreement, the Premiums, the Deductibles and the Unreimbursed Losses payable to the Supplier by the Distributor shall be reduced to a percentage equal to 40% multiplied by the percentage of the Supplier's total revenues that is represented by revenues received by the Supplier for Sales of the products by the Distributor pursuant to this Agreement.

         (c) If the aggregate unreimbursed amounts paid by the Supplier during any Fiscal Year with respect to Product Liability Claims, including amounts of Premiums, Deductibles and Unreimbursed Losses that are not reimbursed by the Distributor under this Section 4.09 (the "Supplier Products Liability Payments")
                                          ------------------------------------
exceeds 60% (subject to upward adjustment in accordance with the second proviso of Section 4.09(b)) of the aggregate amounts paid with respect to such liabilities, and the Products Liability Cap for such Fiscal Year exceeds the sum of the aggregate amounts paid by the Distributor to the Supplier under Section 4.09(b) for such Fiscal Year that are paid by the Distributor and not reimbursed by the Supplier, then the Distributor shall pay to the Supplier the amount of such excess (the "Excess Payments"). The Distributor shall make Excess Payments
                  ---------------
in each Fiscal Year until the sum of the Excess Payments in such Fiscal Year and all preceding Fiscal Years beginning with the Sixth Insurance Year is equal to the Supplier Deficiency in that Fiscal Year and all preceding Fiscal Years beginning with the Sixth Insurance Year. The "Supplier Deficiency" for any
                                               -------------------
Fiscal Year shall be equal to the excess of the actual amount of the Products Liability Payments for such Fiscal Year over the amount that such Products Liability Payments would have been but for the Products Liability Cap.

         SECTION 4.10.  Solutions and Growth Medium.  Notwithstanding any other
                        ---------------------------
provision in this Agreement to the contrary, if it is in the Customers' best interests or if sale of the Growth Medium or Solutions is prohibited by local law or regulation or otherwise is commercially impracticable, the Distributor may obtain Solutions and Growth Medium from a source other than the Supplier and sell such other Solutions and Growth Medium to any Stem Cell Therapy Customer. If the Distributor makes any such Sales to Stem Cell Therapy Customers, the Distributor shall pay to the Supplier, in those cases in which the use of such other Solutions or Growth Medium is prohibited by law or otherwise is commercially impracticable, an amount equal to the lesser of: (a) a royalty equal to 10% of the Distributor's net selling price of such sales and (b) an amount equal to 60% of the Distributor's gross margin realized on such sales of the Solutions and/or Growth Medium (said 60% amount being defined as the "Supplier's Share"), and, in those cases in which the use of such other
-----------------
Solutions or Growth Medium is legally or practically required, the Supplier's Share. Such payments shall be made by the Distributor to the Supplier within 30 days following the month in which the sale occurred.

         SECTION 4.11.  Information Concerning Pricing.  (a)  The Distributor
                        ------------------------------
shall provide to the Supplier the following information regarding the prices at which Products are Sold by the Distributor to Stem Cell Therapy Customers pursuant to this Agreement (the "Pricing Information"): the average, highest
                                 -------------------
and lowest selling prices of each of the Products (specified by catalogue number) in each country and to each Subdistributor. The Supplier and the Distributor shall review the Pricing Information at least once a year. In light of such Pricing Information, the Supplier and the Distributor annually shall (i) agree to Target Prices, the Minimum U.S. Selling Price, the Minimum Subdistributor Selling Price and the Minimum Direct International Selling Price in each of the Direct Sales

Countries for each of the Products and (ii) develop goals and objectives to be included in the ACL for such year to maximize the financial returns of both the Supplier and the Distributor.

         (b) The Supplier and the Distributor each shall endeavor in good faith to establish, within three years after the payment of the latter of the Milestone Fees, fixed prices (which shall be revised and adjusted annually) at which the Supplier shall Sell Products to the Distributor pursuant to this Agreement, it being recognized, however that neither party shall be obligated to agree to fixed pricing unless the party determines it to be in its own best interests. Once such prices are established, they shall replace the pricing formulae set forth below in Section 5.02 and shall be consistent with the following goals and objectives: (i) to price the Products to maximize their value; (ii) to share mutually in the revenues and benefits from Sales of the Products; and (iii) to exchange openly information regarding Sales prices and production costs.

         (c) Notwithstanding anything in this Agreement to the contrary, the Distributor's obligations under Sections 2.03(a) and (b) and Section 4.01 shall not require the Distributor to make any Sales of Products, which, in the judgment of the Distributor, are reasonably likely to cause the Average U.S. Selling Price, the Average International Direct Selling Price in any Direct Sales Country and the Average Subdistributor Selling Price to be less than the Minimum U.S. Selling Price, or the Minimum International Direct Selling Price in such Direct Sales Country and the Minimum Subdistributor Selling Price, respectively, during the month in which such Sales otherwise would be made.

         SECTION 4.12.  Indemnification for Product Liability.  The Distributor
                        -------------------------------------
agrees to indemnify and hold harmless the Supplier and its Affiliates and their respective officers, directors, employees and agents (each such person being a "Distributor Indemnified Person") from and against any losses, claims, damages
-------------------------------
or liabilities not subject to the Policy and to reimburse each Distributor Indemnified Person for all expenses (including reasonable fees and expenses of counsel) not subject to the Policy as they are incurred, related to, arising out of or in connection with defending any action, claim, suit, investigation or proceeding in which a Person claims or alleges that the claims made beyond those in the Market Development Program, or the training, service or repair undertaken, by the Distributor, or such Subdistributor, with respect to the Products has caused such Person to sustain any personal injury, property damage, wrongful death or any other tortious harm.

                                   ARTICLE V

                     DISTRIBUTOR PURCHASES OF THE PRODUCTS
                     -------------------------------------

         SECTION 5.01.  Orders.  Orders for Products placed by the Distributor
                        ------
shall conform to, and shall be filled in accordance with, the Programs.

         SECTION 5.02.  Purchase Price; Periodic Adjustments.  (a)  The
                        ------------------------------------
aggregate purchase price to be paid to the Supplier by the Distributor for U.S. Products Sold during any calendar month (the "U.S. Monthly Purchase Price")
                                              ---------------------------
shall be calculated according to the following formula:

         *

    where "P" is the U.S. Monthly Purchase Price, "SP" is the aggregate of the Actual U.S. Sales Amount for each of the Products during such calendar month, "DS" is the Deemed U.S. Sales Amount during such calendar month, "U" is the aggregate dollar amount of Upcharges included in the selling price of the Actual U.S. Sales Amount during such calendar month, "F" is the applicable aggregate unreimbursed freight and handling charges for the Actual U.S. Sales, the Deemed U.S. Sales and the Purchased Spare Parts used for warranty service provided in accordance with the Programs during such calendar month borne by the Distributor, "R" is the aggregate amount credited by the Distributor during such calendar month for returns of U.S. Products as reflected in the applicable credit invoices, "W" is the Distributor"s cost of providing warranty service during such calendar month (i.e., travel and other out-of-pocket expenses and cost of warranty service
     ---
    at applicable hourly rates, but excluding the cost of Purchased Spare Parts) to Stem Cell Therapy Customers in the United States pursuant to, and in accordance with, Section 4.04(a), all as reflected in the relevant Monthly Report, and "X" is * (or, if 5.02(d) is applicable, *

         (b) The aggregate purchase price to be paid to the Supplier by the Distributor for Subdistributor Products Sold during any calendar month (the "Subdistributor Monthly Purchase Price") shall be calculated according to the
--------------------------------------
following formula:

              *

    where "P" is the Subdistributor Monthly Purchase Price, "SP" is the aggregate of the Actual Subdistributor Sales Amounts for each of the Products during such calendar month, "DS" is the Deemed Subdistributor Sales Amount during such calendar month, "U" is the aggregate dollar amount of Upcharges included in the selling price of the Actual

                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION

     Subdistributor Sales Amount during such calendar month, "F" is the applicable aggregate unreimbursed freight and handling charges for the Actual Subdistributor Sales and the Deemed Subdistributor Sales and the Purchased Spare Parts used for warranty service for Subdistributor Products provided in accordance with the Programs during such calendar month borne by the Distributor, "R" is the aggregate amount credited by the Distributor during such calendar month for returns of Subdistributor Products as reflected in the applicable credit invoices, "W" is the Distributor"s cost of providing warranty service on Subdistributor Products during such calendar month (i.e., travel and other out-of-pocket expenses and cost of
                     ---
     warranty service at applicable hourly rates, but excluding the cost of Purchased Spare Parts) to Stem Cell Therapy Customers outside of the United States pursuant to, and in accordance with, Section 4.04(a), and "X" is *

         (c) The aggregate purchase price to be paid to the Supplier by the Distributor for International Direct Products Sold in each Direct Sales Country during any calendar month (the "International Direct Monthly Purchase Price")
                                -------------------------------------------
shall be calculated according to the following formula:

              *

    where "P" is the International Direct Monthly Purchase Price, "SP" is the aggregate of the Actual International Direct Sales Amount for each of the Products in such Country during such calendar month, "DS" is the Deemed International Direct Sales Amount in such Country during such calendar month, "U" is the aggregate dollar amount of Upcharges included in the selling price of the Actual International Direct Sales Amount during such calendar month, "F" is the applicable aggregate unreimbursed freight and handling charges for the Actual International Direct Sales in such Country, the Deemed International Direct Sales and the Purchased Spare Parts used for warranty service provided in such Country in accordance with the Programs during such calendar month borne by the Distributor, "R" is the aggregate amount credited by the Distributor during such calendar month for returns of International Direct Products in such Country as reflected in the applicable credit invoices, "W" is the Distributor's cost of providing warranty service on International Direct Products in such Country during such calendar month (i.e., travel and other out-of-pocket expenses and cost of warranty service
     ---
    at applicable hourly rates, but excluding the cost of Purchased Spare Parts) to Stem Cell Therapy Customers in such Direct Sales Country pursuant to, and in accordance with, Section 4.04(a), all as reflected in the relevant Monthly Report, and "X" is * The International Direct Monthly Purchase Price for each Direct Sales Country shall be converted


                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION
    from the official currency unit of such Country into U.S. dollars at the Exchange Rate for the month in which the Sales represented by such International Direct Monthly Purchase Price were made.

         (d) If Worldwide Sales exceed the Sales Threshold in any Fiscal Year, then the U.S. Monthly Purchase Price for all Sales in excess of such threshold shall be calculated based upon the formula in subsection 5.02(a) above, except that "X" shall equal *

         (e)  The aggregate purchase price (the "Monthly Parts Purchase Price")
                                                 ----------------------------
to be paid to the Supplier by the Distributor for Spare Parts purchased by the Distributor, whether purchased for a warranty service in accordance with Section 4.04(a) or otherwise (the "Purchased Spare Parts"), in any calendar month, shall
                           ---------------------
be calculated according to the following formula:

              *

    where "P" is the Monthly Parts Purchase Price, "C" is the Supplier's cost of producing such Purchased Spare Parts, "R" is the aggregate price paid by the Distributor to the Supplier for the Spare Parts returned by Stem Cell Therapy Customers during such calendar month and the freight paid the Distributor with respect to such returns, "WC" is the purchase price paid to the Supplier by the Distributor for Spare Parts used for warranty service provided in such month by the Distributor to Stem Cell Therapy Customers pursuant to, and in accordance with, Section 4.04(a).

         SECTION 5.03.  Monthly Report; Monthly Payment; Distributor Fee.  (a)
                         -----------------------------------------------
Within thirty days after the end of each calendar month, the Distributor shall prepare and deliver to the Supplier a report (the "Monthly Report") stating,
                                                   --------------
among other things, the aggregate amount of Worldwide Sales, specifying sales by the Distributor of U.S. Products and International Products during such month. At the time of delivery of the monthly report, the Distributor shall pay the Monthly Purchase Price. The Distributor shall assume responsibility for all amounts that become uncollectible from its Customers and any collection costs incurred in pursuit of such amounts.

         (b) Within five business days after the Distributor's first issuance of an invoice (or invoices) evidencing that the Complete System Sale has occurred, the Distributor shall pay to the Supplier a fee of $3 Million.

         (c) Within thirty business days after final written approval by the FDA of the Products for Sales in the United States for any clinical indications for Stem Cell Therapy Applications, the Distributor shall pay to the Supplier a fee of $2 Million (together with the fees specified in Section 5.03(b), the "Milestone Fees").
---------------

                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION

         SECTION 5.04.  Deliveries.  The Supplier shall deliver the Products in
                        ----------
accordance with each firm order by the Distributor. Unless otherwise agreed by the Supplier and the Distributor, delivery shall be F.O.B. at the Supplier's place of manufacture ("ex works"). Title to the Products Sold to the Distributor by the Supplier pursuant to this Agreement shall pass from the Supplier to the Distributor upon the Distributor's acceptance of the Products at the Supplier's place of manufacture. All of the costs of transportation (including insurance) shall be borne by the Distributor and included in "F" in the formulae set forth in Section 5.02 above.


                                   ARTICLE VI

                           TRADEMARKS AND TRADE NAMES
                           --------------------------

         SECTION 6.01.  License.  To the extent permitted by law, the Supplier
                        -------
hereby grants to the Distributor and each Subdistributor a license and right to use during the existence of this Agreement any trademark and trade name of the Supplier associated with the Products for the sole purpose of Selling, and promoting the Sale of, the Products in accordance with this Agreement. The Distributor shall take no steps to register the Supplier's trademarks or trade names.

         SECTION 6.02.  Licenses to Third Parties.  The Supplier shall not grant
                        -------------------------
to any person other than the Distributor a right or license to use during the term of this Agreement any trademark or trade name of the Supplier for the purpose of Selling, or promoting the Sale of, the Products to Stem Cell Therapy Customers unless the Supplier has established a Co-Marketing Arrangement in accordance with Section 7.05(b).

         SECTION 6.03.  Effect of Use.  Any trademarks and trade names licensed
                        -------------
to the Distributor hereunder are, and shall remain the exclusive property of, the Supplier, and nothing contained herein shall grant or be construed as granting to the Distributor any right, title or interest in the Supplier's trademark or trade name not specifically set forth in Section 6.01. Any trade names or trademarks developed for the Products during the term of this Agreement shall be owned solely by the Supplier, but shall be licensed to the Distributor in accordance with Section 6.01.

         SECTION 6.04.  Cessation of Use.  Upon the later of expiration or
                        ----------------
termination of this Agreement or the license rights granted to the Distributor pursuant to Section 7.07 hereof, the Distributor shall forthwith cease any and all use of, and shall not use or have any right to use, any trademark or trade name of the Supplier licensed to the Distributor hereunder.

                                  ARTICLE VII

                               TERM; TERMINATION
                               -----------------

         SECTION 7.01.  Term.  Unless earlier terminated pursuant to Section
                        ----
7.02 hereof, the term of this Agreement shall commence on the date first above written and end on October 22, 2003 (the "Base Term"). At the end of the Base
                                          ---------
Term, the Distributor shall have the option to renew this Agreement for one additional ten-year period, which, except as otherwise specifically provided in this Section 7.01, shall be upon the terms and conditions in effect at the expiration of the Base Term. The Distributor may exercise this option by providing written notice to the Supplier not less than 365 days prior to the expiration of the Base Term. At the end of such additional ten-year term, the parties may extend this Agreement for a subsequent ten-year period only by mutual agreement.

         SECTION 7.02.  Notice of Breach.  If the Supplier has materially
                        ----------------
breached its obligations under this Agreement, the Distributor shall deliver to the Supplier written notice of such breach (the "Distributor's Notice of
                                                 -----------------------
Breach").  If the Distributor has materially breached its obligations under this
------
Agreement, the Supplier shall deliver to the Distributor written notice of such breach (the "Supplier's Notice of Breach"; and, together with the Distributor's
             ---------------------------
Notice of Breach, a "Notice of Breach").  Any Notice of Breach shall describe
                     ----------------
such breach in reasonable detail.

         SECTION 7.03.  Cure Period.  If the alleged breach by the Supplier or
                        -----------
the Distributor can be cured by the payment of money (a "Monetary Breach"), the
                                                         ---------------
breaching Party may cure such Monetary Breach at any time within ten days after the existence of the Monetary Breach and the amount owed has been established. If the breach is not a Monetary Breach and reasonably can be cured within thirty days, then the breaching Party may cure the breach within thirty days after delivery of the Notice of Breach. If the breach is not a Monetary Breach and reasonably cannot be cured within thirty days, then the breaching Party may submit to the nonbreaching Party within thirty days after delivery of the Notice of Breach a written plan to effect a cure as soon as reasonably practicable, but in any event within one year following the receipt of the Notice of Breach from the nonbreaching party, and the breaching Party shall diligently, promptly and continuously pursue such plan until the breach has been cured.

         SECTION 7.04.  Objection; Negotiation.  (a)  If either Party disputes
                         ---------------------
an assertion by the other Party that it has materially breached this Agreement, as specified in any Notice of Breach, then the allegedly breaching Party may, in lieu of proceeding with a remedy of such alleged breach, deliver to the other Party a written objection (the "Objection") within fifteen days after receipt of
                                ---------
the Notice of Breach. Any Objection shall set forth in reasonable detail the basis for the objection to the breach alleged in the Notice of Breach.

         (b) For a period of up to thirty days after the delivery of the Objection, the Parties shall pursue good faith negotiations to attempt to resolve mutually the Parties' differences concerning the Notice of Breach and the Objection. If the Parties have not reached a mutually satisfactory resolution within said thirty days, then either Party may submit the matter for resolution by binding arbitration pursuant to Section 10.03.

         SECTION 7.05.  Remedy; Partial Termination; Termination Upon
                        ---------------------------------------------
Bankruptcy.  (a)  If the Supplier fails to cure any material breach within the
----------
time periods specified in Section 7.03 above, the Distributor may terminate this Agreement.

         (b) If the Distributor fails to cure any material breach within the time periods specified in Section 7.03 above, the Supplier may terminate this Agreement, and the Distributor's right to act as the Distributor, on a worldwide basis, or with respect to specific geographic areas, or the Supplier may permit the Distributor to continue to act as a distributor of the Products but may appoint other distributors of the Products or the Supplier may distribute the Products itself, in each case either on a worldwide basis or with respect to one or more geographic areas (such arrangement being a "Co-Marketing Arrangement").
                                                    ------------------------
If the Supplier exercises its right under this Section 7.05(b) to establish a Co-Marketing Arrangement, the prices to be paid to the Supplier by the Distributor for the Products distributed by the Distributor in each geographic area in which a Co-Marketing Arrangement is established shall be fair and reasonable fixed prices for each of the Products determined in good faith negotiations by the Supplier and the Distributor, based upon the amounts paid to the Supplier by the Distributor for each of the Products during the period preceding such termination, which prices shall then be renegotiated annually based upon then current market conditions. Effective one year after delivering written notice to the other Party, either Party may terminate the Distributor's right to Sell in countries where a Co-Marketing Arrangement has been established.

         (c) This Agreement shall terminate immediately upon written notice by either party to the other (i) in the event that a bankruptcy petition is filed with respect to the party notified pursuant to this subparagraph or (ii) in the event that the party notified pursuant to this subparagraph (A) becomes insolvent; (B) is adjudicated as a bankrupt pursuant to an involuntary petition in bankruptcy; (C) suffers appointment of a temporary or permanent receiver, trustee or custodian for its business or for all or part of its assets, where such appointment is not discharged within thirty days; (D) makes an assignment for the benefit of creditors; (E) is admitted to the benefits of any procedure for the settlement or postponement of debts; (F) becomes a party to dissolution proceedings; or (G) takes any corporate action with respect to any of the foregoing.

         (d) The Distributor may terminate this Agreement upon twelve months' advance written notice to the Supplier in the event that any Person other than the Distributor during the term of this Agreement beneficially owns more than 50 percent (measured either by value or voting rights) of the outstanding Common Stock or voting securities of the Supplier.

         (e) The Distributor may terminate this Agreement at any time after December 31, 1997 if it reasonably determines that the Supplier is unlikely to be able to produce Products that can be sold to Stem Cell Therapy Customers on a competitive basis on or prior to December 31, 1998. The Supplier may terminate this Agreement at any time after the second anniversary of the payment of the later of the Milestone Fees if the Supplier reasonably determines, taking into account the fact that there is no established market for the Products, that the Distributor is unlikely to be able to develop a market for the Products among, or to market the Products effectively to, Stem Cell Therapy Customers.

         SECTION 7.06.  Other Remedies.  In the event of a breach of this
                        --------------
Agreement, the nonbreaching Party shall be entitled to pursue, in addition to the remedies specified in this Article VII, any and all equitable or legal remedies available to it as a result of the breach, through the arbitration proceeding or the limited court actions as permitted by Section 10.03. If either Party elects to terminate this Agreement in accordance with this Article VII, such termination shall not preclude the nonbreaching Party from pursuing such additional remedies and collecting any damages to which the nonbreaching Party may be entitled.

         SECTION 7.07.  Effect of Termination by Distributor.  (a)  In the event
                        ------------------------------------
that the Distributor terminates this Agreement in accordance with Section 7.05(a) hereof, and the Distributor has paid all of the Milestone Fees, then the Supplier shall (i) grant to the Distributor, effective upon notice by the Distributor to the Supplier following such termination, a non-exclusive perpetual license with no rights to grant a sublicense (other than a sublicense to manufacture) (the "License") of all patents and other intellectual property
                      -------
necessary or useful to manufacture, use, market and sell the Products to Stem Cell Therapy Customers solely for the use, manufacture, marketing and sale of the Products for Stem Cell Therapy Applications and (ii) provide to the Distributor all technical or other information relating to the processes covered by the License. In addition, the Distributor shall, if requested by the Supplier, manufacture products for the Supplier's use and sale that are similar to the Products sold in the Stem Cell Therapy Market. The prices to be paid to the Distributor by the Supplier for the Products manufactured by the Distributor shall be fixed prices for each of the Products, based upon the amounts paid to the Supplier by the Distributor for each of the Products during the period preceding such termination, as negotiated in good faith by the Distributor and the Supplier. Such negotiated prices shall be applicable for one year, and shall be renegotiated and redetermined annually based upon the then current market conditions.

         (b) Under the License, the Distributor shall pay to the Supplier on a monthly basis a royalty fee equal to 15% of the sales price to Customers (net of freight, delivery and returns) for Products sold during each month using such License, subject to reduction for any amounts payable by the Distributor to any third party pursuant to any agreement between the Supplier and such third party with respect to any Intellectual Property Rights granted to the Distributor under the License.

         (c) The License shall not affect any other right or remedy of the Distributor arising from the Supplier's nonperformance of this Agreement.

         SECTION 7.08.  Attorneys' Fees and Costs.  In the event of any
                        -------------------------
arbitration or court proceedings with respect to a breach, an alleged breach, a dispute as to the interpretation of this Agreement, or any other dispute concerning this Agreement, the Party who most prevails in such proceedings shall be entitled to recover from the other Party the reasonable attorneys' fees and other reasonable costs incurred by the prevailing Party in connection with such proceedings, in such amounts as the arbitrator or the court deems appropriate and fair. The arbitrator in such arbitration proceedings shall determine the prevailing Party, and the amount of attorneys' fees and other costs to be paid by the other Party to the prevailing Party.

         SECTION 7.09.  Interest.  If a Party fails to pay any amount when due,
                        --------
such amount shall thereafter bear interest until such amount, together with such interest, is paid in full at a rate equal to the rate announced from time to time by Citibank as its base rate of interest plus two percent.

         SECTION 7.10.  Transition Upon Termination.  (a)  Upon any termination
                        ---------------------------
of this Agreement, in whole or in part, the Distributor and the Supplier each shall use reasonable and good faith efforts to accomplish an orderly transition of marketing responsibilities, from the Distributor to the Supplier (or the Supplier's designee).

         (b) If this Agreement is terminated the Distributor shall make available to the Supplier (i) a list of each Customer and Subdistributor which purchased Equipment from the Distributor, identifying the Equipment purchased by each such Customer and Subdistributor, (ii) a list of each Customer and Subdistributor which purchased Disposables during the 24 calendar months immediately preceding such termination, identifying the types and quantities of Disposables purchased by each such Customer and Subdistributor during the last 24 months, and (iii) a copy of each customer record of service performed within the last 24 calendar months for the Customers listed in subparagraphs (i) and
(ii) above. Notwithstanding the foregoing, however, if the Supplier establishes a Co-Marketing Arrangement pursuant to Section 7.05(b) pursuant to which the Distributor is allowed to continue to distribute Products in one or more specific geographical areas, then the Distributor shall not be required to furnish to the Supplier the foregoing lists and records for such geographical areas.


                                  ARTICLE VIII

                                CONFIDENTIALITY
                                ---------------

         SECTION 8.01.  Confidentiality.  (a)  The Distributor and the Supplier
                        ---------------
agree to keep secret and not to disclose to any third party any Confidential Information of the other that may from time to time be received from the other party in connection with the transactions contemplated by this Agreement; provided, however, that the Distributor may disclose such information to its Affiliates. The Confidential Information exchanged by the parties in connection with this Agreement shall not be used by the receiving party for any purpose other than for purposes of carrying out this Agreement during its term. The Supplier may disclose the Distributor's Confidential Information to the Supplier's employees and agents to the extent necessary to enable such employees and agents to perform the Supplier's responsibilities under this Agreement, and the Distributor may disclose the Supplier's Confidential Information to the Distributor's employees and agents and the Distributor's Subdistributors and their employees and agents to enable (i) such employees and agents to perform the Supplier's responsibilities under the Agreement and (ii) such Subdistributors to the extent necessary to assist the Distributor in the performance of its obligations under this Agreement.

         (b) The foregoing confidentiality obligations are subject to an exception for any disclosure that becomes legally required by subpoena or other legal process; provided, however, that the Party who so becomes legally obligated shall give written notice to the other Party of such required disclosure as promptly as practicable after the Party becomes aware of such disclosure requirements.

         SECTION 8.02.  Survival of Covenants to Keep Secret.  The parties'
                        ------------------------------------
obligations under this Article VIII shall survive expiration or termination of this Agreement.

         SECTION 8.03.  No License.  Except as otherwise provided in this
                        ----------
Agreement, nothing in this Agreement shall be construed to constitute a grant of any licensing rights from the Supplier to the Distributor to make the Products or to use the Products (other than a demonstration use for marketing to potential customers).

                                   ARTICLE IX

                                 FORCE MAJEURE
                                 -------------

         SECTION 9.01.  Force Majeure.  (a)  If either party is rendered unable,
                        -------------
in whole or in part, to carry out its obligations under this Agreement by reason of force majeure, and if such party gives prompt written notice to the other party describing the details giving rise to such party's claim of force majeure, then the party claiming force majeure shall be excused from performing its obligations hereunder, but only for so long as that party remains unable by reason of force majeure so to perform. Such cause of the party's inability to perform shall be remedied to the extent possible with all reasonable speed. As used herein, force majeure means Acts of God, labor disputes, acts of public enemies, wars, blockades, insurrections, riots, epidemics, quarantine restrictions, landslide, lightning, earthquakes, fires, storms, floods, washouts, arrests, restraints of rulers and people, civil disturbances, acts of any governmental or local authority, inability to obtain transport or supplies for any reason, and other acts that are not within the control of the party claiming excuse from performance and that could not have been avoided or overcome by such party using due diligence. The lack of financial resources shall not constitute force majeure.

         (b) If any event of force majeure materially impairs the Distributor's ability to sell the Products or the Supplier's ability to manufacture the Product, then during the pendency of that force majeure event, the Supplier may sell the Products or the Distributor may manufacture the Products (as the case may be) that would otherwise have been sold by the Distributor or manufactured by the Supplier, but for the force majeure event.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         SECTION 10.01.  Amendment; Alteration.  No amendment, change,
                         ---------------------
alteration, modification of, or addition to, this Agreement shall be effective unless in writing and properly executed by each of the parties hereto.

         SECTION 10.02.  Notice.  All notices, requests, claims, demands,
                         ------
waivers and other communications hereunder shall be in writing (including telecopier or facsimile or similar writing) and shall be given or made (and shall be deemed to have been duly given or made upon receipt) if delivered in person, by courier service, by cable, telegram, telex, telecopier or facsimile or by registered or certified mail (postage prepaid, return receipt requested) as follows:

         (a)  if to the Distributor:

              Cobe BCT, Inc.
              1185 Oak Street
              Lakewood, CO  80215
              Telecopy:  303-231-4160
              Attention:  Edward Wood

         (b)  if to the Supplier:

              Aastrom Biosciences, Inc.
              (Mail:  P.O. Box 376)
              Ann Arbor, MI  48105
              (Direct Delivery:
              Dominos Farms, Lobby L)
              Telecopy:   313-665-0485
              Attention:  R. Douglas Armstrong, PhD
                          President and
                          Chief Executive Officer

or to such other address as either party may have furnished to the other in writing in accordance herewith. All notices, requests, claims, demands, waivers and other communications hereunder shall be deemed to have been received on the date of personal delivery, cable, telegram, telex, telecopier (with copy by mail) or facsimile transmission (with copy by mail), or on the fifth business day (or, in the case of international post, on the fifteenth business day) after the mailing thereof, except that notices of changes of address shall be effective only upon receipt.

         SECTION 10.03.  Arbitration.  All claims and disputes relating to this
                         -----------
Agreement shall be subject to binding arbitration, at the option of the Supplier or the Distributor, in Chicago, Illinois in accordance with the Arbitration Rules of the American Arbitration Association. Written notice of demand for arbitration shall be filed with the other party to this Agreement and with the American Arbitration Association within a reasonable time after the dispute has arisen. Any award or decision rendered in such arbitration process may be entered as a judgement against a Party in any court of competent jurisdiction over the Party. Nothing in this Section shall limit either the Supplier's or the Distributor's right to obtain a preliminary injunction or temporary restraining order pertaining or relating to an arbitrable dispute or controversy against the other party, pending resolution of said dispute or controversy by the arbitration process. The Distributor and the Supplier hereby irrevocably submit to the jurisdiction of any state or federal court in Michigan or Colorado in any action or proceeding arising out of or relating to this Agreement or any other agreement or transaction contemplated hereby, or any arbitration award or decision arising from this Agreement. The Distributor and the Supplier hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

         SECTION 10.04.  Governing Law.  This Agreement shall be governed by,
                         -------------
and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state.

         SECTION 10.05.  Waiver.  Either party hereto may waive compliance with
                         ------
any of, or extend the time for performance of, the agreements contained herein. Any such waiver or extension shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. The failure of either party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

         SECTION 10.06.  Entire Agreement; Assignment.  This Agreement
                         ----------------------------
constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, other than by the Distributor to its Affiliates, without the express written consent of the Distributor and the Supplier (which consent may be granted or withheld in the sole discretion of the Supplier or the Distributor); provided that any
                                                     --------
assignment by the Distributor to its Affiliates does not relieve the Distributor of its obligations hereunder.

         SECTION 10.07.  Parties in Interest.  This Agreement shall be binding
                         -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.08.  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any law, rule, regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 10.09.  Headings.  The descriptive headings contained in this
                         --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.10.  Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 10.11.  Approvals.  Whenever a matter is subject to the
                         ---------
approval of the other Party, a Party shall not unreasonably withhold its approval.

         IN WITNESS WHEREOF, the Distributor and the Supplier each have caused this Agreement to be executed by its duly authorized officer as of the date first above written.


                             COBE BCT, INC.


                             By:  /s/ EDWARD WOOD
                                  ----------------------------
                                  Edward Wood
                                  President


                             AASTROM BIOSCIENCES, INC.


                             By:  /s/ R. DOUGLAS ARMSTRONG
                                  -------------------------------
                                  R. Douglas Armstrong, Ph.D.
                                  President and Chief
                                  Executive Officer

                                   SCHEDULE A

                          PRODUCT DEVELOPMENT PROGRAM


INTRODUCTION

AASTROM has under development a clinical Cell Expansion System (CES) consisting of multiple components. It is the purpose of this document to describe the CES with respect to its planned design, development and production.

Inasmuch as the Product Development Program for the CES will necessarily have to be adjusted, modified and updated from time to time as each incremental stage of the development progresses in the future, the timelines and the implementing details, specifications, configurations, components, methodologies and regulatory approval process will change to some extent, from that set forth below. The items set forth below are AASTROM's current, best approximation and understanding as to these matters, but it is expected that there will be changes in the future as to some of the implementing details and timelines as specified in this Production Development Program.

                                       *












This document contains confidential and proprietary information of AASTROM Biosciences, Inc. and shall not be reproduced, disclosed to others, or used for manufacturing without written authorization.

                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION

                                   SCHEDULE B


                               TABLE OF CONTENTS
                      AASTROM/COBE CELL EXPANSION SYSTEM
                          MARKET DEVELOPMENT PROGRAM

1.  Introduction........................................................ 2
2.  Strategy............................................................ 2
3.  Product Description and Marketing Claims............................ 3
4.  Rollout Plan........................................................ 5
5.  Foreign Regulatory Plan - By Country................................ 8
6.  Training............................................................ 9
7.  Service............................................................. 10
8.  Customer support.................................................... 12
9.  Sales Forecasting................................................... 12
10. Quality Assurance................................................... 13
11. Staffing............................................................ 13
12. Pricing............................................................. 13
13. Promotion........................................................... 14
14. Labeling............................................................ 15
15. Customer Relations.................................................. 16




                                       *


                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION

          Revision of Schedule C of the 11/1/93 Distribution Agreement
                        1994-1995 Annual Commitment List
                        --------------------------------


                                       *










                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION

                            SUPPLEMENTAL AGREEMENT

     This Agreement is entered into as of March 29, 1995, by and between Aastrom Biosciences, Inc., a Michigan corporation ("Aastrom"), Cobe Laboratories, Inc., a Colorado corporation ("Cobe Lab"), and Cobe BCT, Inc., a Colorado corporation ("Cobe BCT"), with respect to the following facts:

     A. Pursuant to Section 5.05 of that certain Stock Purchase Agreement between Aastrom and Cobe Lab, dated October 22, 1993 (the "Stock Purchase Agreement"), Aastrom has a "put option" to require Cobe Lab to purchase stock issued by Aastrom in a "Qualifying Private Placement" (as defined in the Stock Purchase Agreement), under certain circumstances.

     B. Pursuant to Section 5.03 of the Distribution Agreement between Aastrom and Cobe BCT, dated as of October 22, 1993 (the "Distribution Agreement"), Cobe BCT is obligated to pay to Aastrom a $5 million fee upon the occurrence of specified events (the "Milestone Fees").

     C. Aastrom is in the process of offering for sale a new series of preferred stock, designated as Series D Preferred Stock.

     WHEREFORE, the parties hereto mutually agree as follows:

          1. Cobe Lab agrees that if Aastrom sells shares of its Series D Preferred Stock in a private placement on or before April 22, 1995 in which (i) the cash proceeds to Aastrom from such sales to investors other than Cobe Lab equal at least $5 million, and (ii) persons other than holders of Series A Preferred Stock and Series B Preferred Stock and their affiliates purchase shares of Series D Preferred Stock having an aggregate purchase price of at least $1 million (the "Private Placement"), then upon request by Aastrom by May 31, 1995, Cobe Lab will purchase shares of Series D Preferred Stock having an aggregate purchase price of $5 million for the same price per share and on the same terms and conditions as such other investors; provided, that such terms and conditions must be reasonably satisfactory to Cobe Lab (the "Cobe Share Purchase").

          2. Aastrom, Cobe Lab and Cobe BCT agree that if the Cobe Share Purchase is consummated:

               (i) The Private Placement will not be deemed to be a Qualifying Private Placement for purposes of Section 5.05 of the Stock Purchase Agreement, and Aastrom will retain its "put option" for the next Qualifying Private Placement or a Qualifying IPO;

               (ii)  Upon the consummation of the Cobe Share Purchase, Section
1.01 of the Distribution Agreement shall be amended by deleting the definition of "Milestone Fees" and replacing such definition with the following words:

               "Milestone Events" means each of (i) the Distributor's first issuance of an invoice (or invoices) evidencing that the Complete System Sale has occurred and (ii) the final written approval by the FDA of the Products for Sales in the United States for any clinical indications for Stem Cell Therapy Applications."

               (iii) Upon the consummation of the Cobe Share Purchase, Section 4.11(b) of the Distribution Agreement shall be amended by deleting the words "within three years after the payment of the latter Milestone Fee" and replacing such words with the words "within three years after the later to occur of the Milestone Events");

               (iv)  Upon the consummation of the Cobe Share Purchase, Section
5.03 of the Distribution Agreement shall be amended by deleting paragraphs 5.03(b) and 5.03(c) in their entirety and by redesignating paragraph 5.03(a) as
Section 5.03;

               (v) Upon the consummation of the Cobe Share Purchase, Section 7.05(e) of the Distribution Agreement shall be amended by deleting the words "the second anniversary of the payment of the later of the Milestone Fees" and replacing such words with the words "the second anniversary of the later to occur of the Milestone Events"; and

               (vi) Upon the consummation of the Cobe Share Purchase, Section 7.07(a) of the Distribution Agreement shall be amended by deleting the words "and the Distributor has paid all of the Milestone Fees," and replacing such words with the words "and both Milestone Events have occurred".

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth above.

AASTROM BIOSCIENCES, INC.                        COBE LABORATORIES, INC.


By:/s/ R. Douglas Armstrong                         By:/s/
   -------------------------                        ------------------------

                                                 COBE BCT, INC.


                                                 By:/s/ Edward C. Wood, Jr.
                                                    -----------------------

                                   AMENDMENT
                                      to
                        RESTATED DISTRIBUTION AGREEMENT
                                    between
                              COBE BCT, INC. and
                           AASTROM BIOSCIENCES, INC.

     This Amendment is made as of September 11, 1995, to that certain Restated Distribution Agreement dated as of October 22, 1993, between AASTROM Biosciences, Inc., a Michigan corporation (the "Supplier"), and Cobe BCT, Inc., a Colorado corporation (the "Distributor") (the "Restated Distribution Agreement").

     1. The terms which are defined in the Restated Distribution Agreement shall have the same meaning in this Amendment as defined in the Restated Distribution Agreement.

     2. The definition of "Stem Cell Therapy Applications" in the Restated Distribution Agreement is hereby amended to add the words "or umbilical cord blood" on the second line, so that the first two and one-half lines read as follows:

               "Stem Cell Therapy Applications" means
          applications of the Products pursuant to which human bone marrow or peripheral blood or umbilical cord blood derived stem and hematopoietic cells are used primarily for one or more of the following:...

     3.  There shall be added to Section 1.01 of the Restated Distribution
Agreement: new defined terms, as follows:

               "Lymphoid Cell" means lymphoid stem cell (e.g., any cell capable of generating cells solely of lymphoid lineage) and any cell derived therefrom, including but not limited to, the subcortical thymocyte, cortical thymocyte, medullary thymocyte, lymphocyte, B-cell, plasma cell, immunoblast, lymphoplasmacytoid cell and the NK-cell.

               "Lymphoid Cell Applications" means any
          expansion, selection or genetic manipulation, including genetic transformation, of Lymphoid Cells, provided that either the starting cell population is a lymphoid selected cell mixture, or that the mature lymphoid cell production is not derived ex vivo from a pre-lymphoid cell-type (e.g., multipotent stem cell).

     4. The first sentence in Section 2.01(d) of the Restated Distribution Agreement is hereby amended to add the words "(excluding, however, for Lymphoid Cell Applications)" in two locations, so that the first sentence as amended reads as follows:

               (d) Notwithstanding any provision of this Agreement to the contrary, the Supplier may Sell the Products to its Affiliates for Stem Cell Therapy Applications by such Affiliates, but not for resale to Persons which are not Affiliates of the Supplier, and may make such Sales with a license for use of the Products for Stem Cell Therapy Applications, and the Distributor may Sell the Products to its Affiliates for applications other than Stem Cell Therapy Applications (excluding, however, Lymphoid Cell Applications) by such Affiliates, but not for resale to Persons which are not Affiliates of the Distributor, and may make such Sales with a license for use of the Products for applications other than Stem Cell Therapy Applications (excluding, however, for Lymphoid Cell Applications) (such permitted Sales by either the Distributor or the Supplier being "Affiliate Sales").

     5. Excepting only as otherwise set forth above, all other terms and provisions of the Restated Distribution Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Distributor and the Supplier each have caused this Amendment to be executed by its duly authorized officer as of the date first written above.

                                   COBE BCT, INC.

                                   By: /s/ EDWARD WOOD
                                       -----------------------------------------
                                           Edward Wood, President


                                   AASTROM BIOSCIENCES, INC.

                                   By: /s/ R. DOUGLAS ARMSTRONG
                                       -----------------------------------------
                                           R. Douglas Armstrong, Ph.D.,
                                           President and Chief Executive Officer

                                  AMENDMENT TO
                        RESTATED DISTRIBUTION AGREEMENT


     This Amendment is made as of October 29, 1996 to that certain Restated Distribution Agreement dated as of October 22, 1993, between Aastrom Biosciences, Inc., a Michigan corporation (the "Supplier") and Cobe BCT, a Colorado corporation (the "Distributor") (the "Restated Distribution Agreement").

          1. With respect to the Purchase Price payable by the Distributor to the Supplier for the Product as specified in Article V of the Restated Distribution Agreement, the parties hereby agree that the Distributor shall be entitled to a 5% discount on the Purchase Price for all of the Product purchased until the aggregate of said discount equals a total of $350,000, increased by 25% per annum, compounded annually, from December 15, 1996, until the date the first $200,000 in aggregate discounts are actually realized and credited. Said aggregate discount, including the compounded increase, shall hereinafter be called the "Aggregate Discount". If the Aggregate Discount has not been realized by the second anniversary of the first commercial sale of the Product by the Distributor, then the discount on subsequent sales of the Product from the Supplier to the Distributor shall be at 10% (rather than 5%), until the Aggregate Discount is realized by the Distributor.

          2. An example of the calculations for the Aggregate Discount specified in Section 1 above is as follows:

               a.  First Product sold to Distributor (12/15/97)

               b. First $200,000 discount credit at 5% actually realized by Distributor (12/15/98)

               c.  Aggregate Discount ($350,000 x 1.25/2/) as of
     12/15/98:                                                          546,875

               d.  Less $200,000 discount credit at 5% actually
     realized as of 12/15/98:                                          (200,000)
                                                                       ---------

               e.  Net balance of Aggregate Discount as of
     12/15/98:                                                          346,875

               f.  Further $300,000 discount credit at 5% actually
     realized from 12/16/98 to 12/15/99:                               (300,000)
                                                                       ---------

               g.  Net balance of Aggregate Discount as of
     12/15/99:                                                           46,875

               h.  Further $46,875 discount credit at 10% actually
     realized after 12/15/99:                                           (46,875)
                                                                       ---------

               i.  Aggregate Discount is fully realized.

          3. The Supplier has agreed to the foregoing discount in consideration and recognition of the assistance which the Distributor has given to the Supplier in the development of the Product.

          4. Terms defined in the Restated Distribution Agreement shall have the same meaning in this Amendment.

          5. Excepting only as otherwise expressly set forth above, all other terms and provisions of the Restated Distribution Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Distributor and the Supplier each have caused this Amendment to be executed by its duly authorized officer as of the date first written above.

                                               COBE BCT, INC.


                                               By:  /s/ Edward C. Wood
                                                  --------------------

                                               AASTROM BIOSCIENCES, INC.


                                               By:  /s/ R. Douglas Armstrong
                                                  --------------------------

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